UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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(Amendment No. )

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MULTIPLAN CORPORATION

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2024

Notice of Annual Meeting of
Stockholders and Proxy Statement

ABOUT

MultiPlan
MultiPlan is committed to delivering affordability, efficiency, and fairness to the US healthcare system by helping healthcare payors manage the cost of care, improve their competitiveness, and inspire positive change. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets customers’ needs and customizes innovative solutions that combine its payment and revenue integrity, network-based and analytics-based, and data and decision science services. MultiPlan is a trusted partner to over 700 healthcare payors, brokers, employer groups, and supplemental carriers in the commercial health, government, and property and casualty markets.

For more information, visit multiplan.com.

Message from our Executive Chair of the Board

Dear Stockholders,
It is our pleasure to invite you to attend our Annual Meeting of Stockholders (the “Annual Meeting”) at 9:00 a.m., Eastern Time, on Wednesday, April 24, 2024. Holders of record of our Class A common stock as of March 1, 2024 are entitled to notice of, and to vote at, the Annual Meeting. In order to enable participation by a broader number of stockholders, we will again conduct our Annual Meeting virtually at www.virtualshareholdermeeting.com/MPLN2024.
The year 2023 was a pivotal one for MultiPlan. We began the year with a new Growth Plan in hand and clear sense of what we needed to accomplish. Throughout the course of the year, we worked hard to execute on that Plan. Among other initiatives, we launched new products to enhance our core services, we made an exciting acquisition to accelerate the development of our new Data and Decision Science service line, and we continued to make progress on improving our capital structure. We believe these actions have set us firmly on a path to transform our business over the next several years.
Amid all this progress, MultiPlan remained steadfast in its mission to reduce healthcare costs while delivering affordability, efficiency, and fairness to the more than 100,000 employers and estimated 60 million consumers that had access to our services through our customers. For these stakeholders, we processed $168.6 billion of medical charges, identified over $22.9 billion of potential medical cost savings and helped lower out-of-pocket costs and reduce or eliminate millions of balance bills for healthcare consumers.
I would like to thank our stockholders for your continued support and confidence in MultiPlan. I would also like to acknowledge our more than 2,800 outstanding MultiPlan colleagues, whose talent, expertise, and dedication make achieving our mission possible.
Dale A. White

MULTIPLAN’S MISSION
"We remain focused on our vision
to promote affordability, efficiency, and fairness in healthcare and are proud of the critical role we play in generating medical cost savings for stakeholders in the U.S. healthcare ecosystem."

2024 Proxy Statement	1

Notice of Annual Meeting of Stockholders
Background

DATE AND TIME	LOCATION	WHO CAN VOTE
Wednesday, April 24, 2024 at 9:00 a.m. EDT	Online only at: www.virtualshareholdermeeting.com/MPLN2024	The record date for determining Stockholders entitled to receive notice of and to vote at the Annual Meeting is March 1, 2024*
*A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2024 Annual Meeting for a period of 10 days prior to the 2024 Annual Meeting at 115 5th Ave., New York, NY 10003. In addition, this list will be available electronically during the 2024 Annual Meeting at www.virtualshareholdermeeting.com/MPLN2024.
Voting Items

Board Recommendation
Proposal 1:	Election of the four Class I nominees named in this proxy statement to our Board of Directors	FOR each director nominee
Proposal 2:	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024	FOR
Proposal 3:	Advisory vote to approve the compensation of our named executive officers	FOR
Proposal 4:	Approval of the Amendment to the MultiPlan Corporation 2020 Omnibus Incentive Plan	FOR
Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Advance Voting Methods

TELEPHONE	INTERNET	MAIL
1-800-690-6903	www.proxyvote.com	Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717

Jeffrey A. Doctoroff
Corporate Secretary
This proxy statement and accompanying proxy card are first being made available on or about March 13, 2024.

Whether or not you expect to virtually attend the annual meeting, please submit your proxy as soon as possible. If you do virtually attend the annual meeting, you may revoke your proxy and vote in person. Most stockholders have three options for submitting their proxies prior to the annual meeting: (1) via the internet, (2) by phone, or (3) by signing and returning the enclosed proxy. If you have internet access, we encourage you to appoint your proxy on the internet. It is convenient, and it saves the company significant postage and processing costs.

2

2024 Proxy Statement	3

4

About MultiPlan
The Value We Create
Business and Background
MultiPlan Corporation (“MultiPlan” or the “Company”) is a market leading provider of data analytics and technology-enabled solutions designed to bring affordability, efficiency and fairness to the U.S. healthcare industry. Through our proprietary data and technology platform, we provide out-of-network cost management, payment and revenue integrity, data and decision science, business-to-business ("B2B") healthcare payments and other services to the payors of healthcare, which are health insurers and their administrative-services-only ("ASO") platforms, self-insured employers, federal and state government-sponsored health plans (collectively, “Payors”) and other health plan sponsors (typically through their health plan administrators), and, indirectly, the plan members who are the consumers of healthcare services.

MultiPlan was founded in 1980 as a New York-based hospital network and leveraged its position to pursue a consolidation strategy that established the Company as a leading independent national preferred provider organization ("PPO"). During that time, the Company invested significant capital in our data and technology assets to become a leading independent provider of out-of-network cost management and in- and out-of-network billing and payment accuracy services. These investments have created a data and technology platform that has enabled the Company to pursue a strategy of developing or acquiring new product and service offerings and swiftly and efficiently bringing them to scale.

MultiPlan's platform sits at the nexus of four principal stakeholders in the healthcare industry – Payors, employers/plan sponsors, plan members and healthcare providers. Our platform is uniquely positioned as a provider of independent solutions that reduce healthcare costs in a manner that is fair to all these stakeholders.

Although the end beneficiaries of our services are employers and other plan sponsors and their health plan members, our direct customers are typically Payors, including ASOs and third-party administrators ("TPAs"), who go to market with our services to those end customers. Our platform offers these Payors a single interface to our services, which are used in combination or individually to reduce the medical cost burden on their health plan customers and members, by managing the utilization of medical services, lowering the per-unit cost of medical services incurred, and ensuring the services are reimbursed without error and accepted by the provider.

MultiPlan offers solutions to our customers across four service categories from our platform:

•Analytics-Based Services: a suite of data-driven algorithms and insights that detect claims over-charges and either negotiate, or recommend fair reimbursement for, out-of-network medical costs using a variety of data sources and pricing algorithms. These services are applied prior to the payment of the claim and are often processed within a day of receipt. Also included in this category is our Value-Driven-Health Plan services, which bundles reference-based pricing and member and provider engagement tools, enabling employers and other health plan sponsors to offer low-cost health plans;
•Network-Based Services: contracted discounts with healthcare providers to form one of the largest independent preferred provider organizations (“PPO”) in the United States as well as outsourced network development and/or network management services. These services are applied prior to the payment of the claim and are typically processed within a day of receipt;
•Payment and Revenue Integrity Services: data, technology, and clinical expertise deployed to identify and remove improper and unnecessary charges before or after claims are paid, or to identify and help restore and preserve underpaid premium dollars; and

•Data and Decision Science Services: a suite of solutions that apply modern methods and data science to produce descriptive, predictive, and prescriptive analytics that drive optimized benefit plan design, support decision-making, improve clinical outcomes, and reduce the total cost of care. We formed this newer service category in 2023 and accelerated its development through the acquisition of Benefits Science LLC ("BST").

Additionally, in 2023 MultiPlan entered into a joint marketing and services agreement with ECHO Health, Inc. ("ECHO") that adds payment processing of healthcare provider claims as well as payments made to other service providers. We believe our B2B payments offering has the potential to enhance the value we provide across each of our primary service categories.

2024 Proxy Statement	5

About MultiPlan

The breadth of our service offerings allows our customers the flexibility to tailor solutions for a wide range of plan sponsors with varying plan sizes and benefit needs. At the same time, our service offerings are delivered from our common platform and are often bundled together to provide a comprehensive cost management solution for our customers. As such, we manage our service offerings as integrated components of a holistic value proposition, rather than as distinct service lines.
Unless otherwise noted, “we,” “us,” and “our” refer to MultiPlan and its consolidated subsidiaries.

Our principal executive office is located at 115 Fifth Avenue, New York, New York, 10003.

6

About MultiPlan
We Make Healthcare More Affordable, Efficient, and Fair

We help address the estimated $1.2 trillion, as much as 30% of U.S. healthcare spend, that is attributed to waste or abuse that leads to overcharges
Our services provide an independent means of adjudicating fair reimbursement between the providers of health services and the Payors, plan sponsors and members who access those services
In 2023, we helped our customers serve more than 60 million plan members and over 100,000 employers/plan sponsors

MultiPlan services identified $22.9 billion in potential medical cost savings for our customers, their health plan sponsors and members on $168.6 billion claims processed in 2023 and helped reduce or eliminate millions of balance bills for healthcare consumers

Our Competitive Advantages
In support of our mission to drive affordability, efficiency and fairness for U.S. healthcare, MultiPlan has historically focused on helping Payors manage medical spend by lowering per-unit claim costs and improving billing and payment accuracy. The evolutionary path we have taken and the significant investments we have made to realize this ambition have provided MultiPlan with distinctive assets that allow us to more holistically help Payors address the growing cost, risk and complexity of healthcare across both commercial and government markets. Above all, these distinctive assets include strong relationships with our customers and a proprietary data and technology platform. These assets are comprised of difficult to replicate resources that have competitively differentiated attributes:

Leading Position with Healthcare Payors
We have cultivated over 700 payor relationships over 40+ years, and we strategically engage with our customers, resulting in extensive proprietary data, deep domain expertise, differentiated customer knowledge, and a large distribution channel for scaling new products and service offerings

Connected and Deeply Integrated Our platform is deeply integrated with many of our customers' information technology environments in a highly customized manner and occupies a differentiated position in our customers' workflow by accessing and processing claims prior to payment of those claims to providers ("pre-payment")

Operational Excellence and Scale Our platform processes significant transactions volumes and can add products or volume without large incremental investments in infrastructure or people. This allows us to produce valuable services at lower unit costs than competitors and make significant investments in these services on behalf of our customers

Unique Products, Services and Capabilities Our platform consists of a very broad suite of solutions, a nationwide network of over 1.4 million contracted providers, patented claim pricing methodologies, over 400 expert claims negotiators, and next generation data and decision science. We dynamically reconfigure, build, and integrate internal and external resources and competencies, to respond to evolving customer needs and new market opportunities

2024 Proxy Statement	7

About MultiPlan
MultiPlan’s Growth Strategy
MultiPlan has developed distinctive assets that include longstanding, strategic relationships with our customers and a proprietary data and technology platform that is deeply integrated with many of our customers' information technology environments in a highly customized manner and that occupies a unique position in our customers' workflow by accessing and processing claims prior to payment of those claims to providers ("pre-payment"). The cornerstone of our growth strategy is leveraging these distinctive assets to introduce and efficiently scale new products and service offerings to deliver more value to customers in our core and adjacent markets and to drive growth in our revenues and profits.

The Company has identified and prioritized a set of growth initiatives aimed at capitalizing on the value of our distinctive assets and platform. These growth initiatives include:

Transforming into a product-centric organization and developing a deep pipeline of new products to be launched over the next several years

Enhancing core services to bolster our competitive advantage and generate additional savings, by new products and product enhancements to our core out-of-network claim pricing and payment and revenue integrity solutions as well as solidifying our leadership position in NSA services

Expanding our Value-Driven Health Plans ("VDHP" or "HST") platform to advance our objective of delivering a turnkey health plan solution for employer plan sponsors ("Employer Solution in a Box") and expand our presence in the TPA and direct to employer channels

Introducing new services, either organically or via acquisition, that deliver different value propositions to our customers. Our recent focus in this area has been the addition of the Data and Decision Science Services line that adds a suite of descriptive, predictive, and prescriptive analytics products that enable us to monetize our in-network commercial claims flows and increase our footprint in government markets

During 2023, we made tangible progress on each of our growth initiatives. We named a Senior Vice President of Product and increased staffing of our product development team. In our core services, we introduced our Pro Pricer™ product, which leverages machine learning technology to dynamically route claims to our various repricing solutions to improve pricing recommendations, and we introduced functionality enhancements to our itemized bill review service, including the capability to use prepayment integrity analytics to mine claim data and prioritize the adjudication of high-dollar, multi-item inpatient facilities claims. We introduced our Balance Bill Protection™ product, enabling customers of our VDHP (HST) platform to take advantage of our reference-based pricing solution while ensuring full provider acceptance and alleviating abrasion between plan members, employers and providers. We formed our Data and Decision Science Services line and subsequently added a suite of data and decision science products through our acquisition of BST. We also added a B2B healthcare payments service through a joint marketing and services agreement with ECHO Health, to enhance the value we provide and our competitive position in certain targeted customer channels, including the third-party administrator and regional health plan channels.

8

About MultiPlan
Financial Highlights
We began 2023 with a vision for transforming our business, including a new Growth Plan. Throughout the year, we executed and advanced each of the growth initiatives under the Plan, launching new products to enhance our core services and establishing a new Data and Decision Science service line that was accelerated by the acquisition of Benefits Science LLC ("BST"). We also continued to be active and disciplined with capital allocation and made meaningful progress toward reducing our debt in 2023 by repurchasing and repaying approximately $222 million of face value of our debt.

Amid the progress we made toward the transformation of our business, in 2023 we remained focused on delivering strong financial performance. Although our revenue declined year-over-year, the visibility and stability of our revenue increased following the contract renewals with our larger customers at the beginning of 2023, and our business began to grow again in the second half of the year. We also focused on containing our costs and maintaining best-in-class margins. As a result, we were able to meet our revenue and Adjusted EBITDA expectations for 2023 and generate positive cash flow.

Below are key metrics regarding our 2023 financial performance.

REVENUE
($M)

1,117.6
1,079.7
961.5
2021
2022
2023

GAAP NET (LOSS) INCOME
($M)

102.1
(572.9)
(91.7)
2021
2022
2023

ADJUSTED EBITDA[1]
($M)

838.3
768.7
618.0
2021
2022
2023

CASH FLOW[1,2]
($M)

404.7
320.1
372.4
282.6
171.7
62.9
2021
2022
2023
Net Cash Provided by Operating Activities
Free Cash Flow

(1)See reconciliation of non-GAAP measures in “Use of Non-GAAP Measures” in this proxy statement
(2)Free Cash Flow is defined as net cash provided by operating activities less capital expenditures

2024 Proxy Statement	9

Proxy Voting Roadmap

PROPOSAL 1
ELECTION OF DIRECTORS	} Page 13

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE CLASS I DIRECTOR NOMINEES

CLASS I DIRECTOR NOMINEES

			Committees
Name and Principal Profession	Age	Independent	Audit	Compensation	Nominating & Corporate Governance	Risk
Michael K. Attal Principal, Hellman & Friedman LLC	31		Observer
Travis S. Dalton President and Chief Executive Officer, MultiPlan Corporation	53
C. Martin Harris AVP of the Health Enterprise and Chief Business Officer, Dell Medical School at the University of Texas at Austin	67
John M. Prince Former President and COO of Optum	56

CONTINUING DIRECTORS
			Committees
Name and Principal Profession	Age	Independent	Audit	Compensation	Nominating & Corporate Governance	Risk
Glenn R. August Founder and Chief Executive Officer, Oak Hill Advisors	62
Richard A. Clarke Chief Executive Officer, Good Harbor Security Risk Management	73					C
Anthony Colaluca, Jr. President, Colaluca Business Advisors LLC	57		C
Julie D. Klapstein Former Chief Executive Officer, Availity, LLC	69
Michael S. Klein Founder and Managing Partner, M. Klein and Company, LLC	60
P. Hunter Philbrick Partner, Hellman & Friedman LLC	44			C
Allen R. Thorpe Partner, Hellman & Friedman LLC	53	Lead Director			C
Dale A. White Executive Chair, MultiPlan Corporation	68

10

Proxy Voting Roadmap

CORPORATE GOVERNANCE HIGHLIGHTS
•77% of members the Board are independent in accordance with Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual. This independence percentage will increase to 83% following the Annual Meeting. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are also independent pursuant to applicable NYSE requirements.
•Directors are required to retire from the Board when they reach the age of 75; in addition, the Board will not nominate for re-election any non-executive director if he or she has completed 15 years of service as a director.
•The Board includes a diversity of experience, background, gender, age and race to ensure that a broad range of views are considered.
•The Board has appointed a lead independent director, who is integrally involved in establishing and leading the Board agenda and interacting with management on a regular basis.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	} Page 30

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	} Page 35

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The goal of our executive compensation program is to create long-term value for our investors while at the same time rewarding our executives for superior financial performance and encouraging them to remain with us for long, productive careers. The core elements of our 2023 executive compensation philosophy were that compensation be:
•Market competitive
•Performance-based
•Investor aligned
•Financially efficient
Our 2023 executive compensation program consisted of the following elements: base salary, annual incentive compensation and long-term equity incentive compensation in the form of restricted stock units, which are discussed in more detail in the Executive Compensation section of this proxy statement. Each element is intended to reward and motivate executives in different ways consistent with MultiPlan’s overall guiding principles for compensation.
We are committed to sound executive compensation practices and corporate governance principles, and are working to ensure that our practices protect and further the interests of stockholders. We believe that our executive compensation program is structured to promote a performance-based culture which links the interests of management and stockholders and to support our business objectives. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, cash incentive bonus for shorter-term returns linked to annual Company performance, and long-term incentive compensation for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.
As discussed further in the Compensation Discussion and Analysis of this Proxy Statement, 2023 was a successful year for MultiPlan, both in terms of the financial performance we delivered, which was in line with our expectations, but also the tangible progress we made on our growth plan and improving our capital structure. The actions and efforts of the management team in 2023 further positioned MultiPlan for the future without sacrificing financial performance in the current year.

2024 Proxy Statement	11

Given our financial performance in 2023 was in line with our expectations, our compensation program for 2023 worked as intended and consistent with our performance-based philosophy. Payouts in connection with our annual cash incentive plan were 100% of target for each of our non-CEO named executive officers and 89% of target for our CEO, who elected to forego $100,000 of his incentive cash payout for 2023 to reward other employees (excluding executive officers). Further, in line with our sound executive compensation practices and as a result of our depressed stock price at the time of our 2023 annual equity grants, we decided to not award stock options as a portion of our equity compensation program.
Finally, in 2023, we laid the groundwork to allow us to implement performance stock units as a component of our equity compensation program in 2024. To that end, on March 1, 2024, we made our annual equity awards, which for our named executive officers were comprised of 50% performance stock units, with the remaining 50% being in the form of restricted stock units. The performance stock units are subject to two financial metrics, revenue and relative total stockholder return, each weighted at 50%. Further, the performance stock units are also subject to a three-year service requirement. We believe the implementation of performance stock units: (i) increases the portion of our executive compensation program that is performance-based; (ii) further aligns the interests of our senior leaders with our stockholders; and (iii) incentivizes superior performance over an extended period.

PROPOSAL 4
APPROVAL OF THE AMENDMENT TO THE MULTIPLAN CORPORATION 2020 OMNIBUS INCENTIVE PLAN	} Page 56

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

We are asking our stockholders to approve an increase in the number of shares available for grant under the MultiPlan Corporation 2020 Omnibus Incentive Plan so that we can continue to offer equity incentive awards. Our continuing ability to offer equity incentive awards is critical to our ability to attract, motivate, and retain qualified personnel. This increase in the number of shares available is essential to meet our forecasted needs in respect of equity incentives.

12

Corporate Governance and Board Matters

PROPOSAL 1
ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE CLASS I DIRECTOR NOMINEES

MultiPlan Board of Directors
Board Classification
Our Board of Directors (the “Board”) currently consists of thirteen (13) members. However, with the retirement of Mark H. Tabak from our Board scheduled to become effective on April 24, 2024 (by virtue of Mr. Tabak not standing for re-election), our Board has reduced the number of directors on our Board to twelve (12) effective as of the date of our Annual Meeting of Stockholders.

CLASS I DIRECTORS:	CLASS II DIRECTORS:	CLASS III DIRECTORS:
Michael K. Attal	Glenn R. August	Anthony Colaluca, Jr.
Travis S. Dalton	Richard A. Clarke	Michael S. Klein
C. Martin Harris	Julie D. Klapstein	Allen R. Thorpe (Lead Director)
John M. Prince	P. Hunter Philbrick	Dale A. White (Chair)
Mark H. Tabak
Our directors are divided into three classes serving staggered three-year terms. Class I, Class II, and Class III directors will serve until our annual meetings of stockholders in 2024, 2025, and 2026, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms are expiring. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board.
Selection of Nominees
The Board is responsible for selecting director nominees to stand for election by stockholders. The Board acts in accordance with the applicable provisions of the Investor Rights Agreement, dated as of July 12, 2020 and amended as of January 31, 2022 and December 28, 2023, by and among the Company, Churchill Sponsor III, LLC (“Sponsor”), Polaris Investment Holdings, L.P. (“Holdings”), Hellman & Friedman Capital Partners VIII, L.P. (“H&F”), The Public Investment Fund of the Kingdom of Saudi Arabia, and certain other parties (as amended from time to time, the “Investor Rights Agreement”), and applicable law, to nominate individuals to serve as members of the Board, to fill vacancies on the Board, to serve on Board committees and to comply with such other matters as may be specified in the Investor Rights Agreement. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s bylaws or those set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Miscellaneous Matters—Submitting Proposals for 2025 Annual Meeting” in this proxy statement for more information.
Nomination Process
The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending for the Board’s selection those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be set forth in the Investor Rights Agreement to which the Company is party. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. When the Committee seeks a new candidate for directorship, it seeks qualifications from the individual that will complement or supplement the skills, attributes and perspectives of the other members of the Board. The Nominating and Corporate Governance Committee takes into consideration whether particular

2024 Proxy Statement	13

Corporate Governance and Board Matters
individuals satisfy the independence criteria set forth in the NYSE Listed Company Manual, together with any special criteria applicable to service on various committees of the Board.
Shareholders may recommend potential director candidates to the Nominating and Corporate Governance Committee and any such candidates will be evaluated on a substantially similar basis as the Nominating and Corporate Governance Committee considers other nominees. See “—Communications with the Board of Directors” and “Miscellaneous Matters—Submitting Proposals for 2025 Annual Meeting” in this proxy statement for more information.
Director Qualifications
The Nominating and Corporate Governance Committee considers (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience, and an ability to work collaboratively with the other members of the Board and (b) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, service on other boards of directors or similar governing bodies of public or private companies or committees thereof, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background, and the size, composition and combined expertise of the existing Board. The Board monitors the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Director Tenure and Board Refreshment
The Nominating and Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Board determines the appropriate Board size, taking into consideration such recommendation of the Nominating and Corporate Governance Committee, and any parameters set forth in the Company’s certificate of incorporation and bylaws, as well as any contractual obligations of the Company.

1	Director Tenure Policies	Allow the Board to ease future transitions
Term Limits: The Board recognizes that it is important for the Board to balance the benefits of continuity with the benefits of fresh viewpoints and experience. Therefore, the Board will not nominate for re-election any non-executive director if the director has completed 15 years of service as a member of the Board on or prior to the date of the election as to which the nomination relates.
Retirement Age: Directors are required to retire from the Board when they reach the age of 75. A director elected to the Board prior to his or her 75th birthday may continue to serve until the annual stockholders meeting coincident with or next following his or her 75th birthday. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.

2	Evaluation of Board Performance	Assess whether our Board, our directors, and our committees are functioning effectively

3	Director Elections	Elect new directors and fill director vacancies
Director Independence
A majority of the Board shall be comprised of directors meeting the independence requirements of the NYSE. The Company defines an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual. The NYSE independence definition includes a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board is also responsible for determining affirmatively, as to each independent director, that no material relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. As the concern is independence from management, the Board does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. No director may serve on the Audit Committee or the Compensation Committee of the Board unless such director meets all of the applicable criteria established for service in each such committee by NYSE rules and any other applicable rules or laws.

14

Corporate Governance and Board Matters
The Board makes an affirmative determination at least annually as to the independence of each director. The Board has determined that each of Messrs. Attal, August, Clarke, Colaluca, Harris, Klein, Philbrick, Prince and Thorpe and Ms. Klapstein are independent directors under applicable Securities and Exchange Commission (“SEC”) and NYSE rules.
Class I Director Nominees
Our Board has nominated four Class I directors for election at the Annual Meeting to hold office until our annual meeting of stockholders in 2027 and until his or her successor has been duly elected and qualified or until his or her earlier resignation, retirement, death, disqualification or removal. All of the nominees are currently directors. These nominees bring a wide set of individual talents to their oversight responsibilities, including a full array of business and leadership skills. Their diversity of experience and expertise facilitates robust and thoughtful decision-making as a Board.
Each agreed to be named in this proxy statement and to serve if elected. We have no reason to believe that any of the nominees will be unable to serve. However, if, before the election, one or more of the nominees should become unable to serve or for good cause will not serve, proxies will be voted for the remaining nominees and for any substitute nominees to be selected by the Nominating and Corporate Governance Committee and approved by the Board.

Michael K. Attal INDEPENDENT Principal, Hellman & Friedman LLC	Age: 31 Committees: Audit (Observer) and Risk

BIOGRAPHY
Michael K. Attal has served as a member of our Board since August 2022. Mr. Attal has served as a Principal at Hellman & Friedman LLC since November 2019 and prior to that served as an associate at Hellman & Friedman LLC since July 2016. He is active in the firm’s investment in Medline (a private company). He was also formerly active in the firm’s investment in PPD, Inc. (a public company before it was acquired by Thermo Fisher in 2021). Prior to joining Hellman & Friedman LLC in 2016, Mr. Attal worked as an investment banker in the mergers and acquisitions department of Morgan Stanley & Co.
SKILLS AND QUALIFICATIONS
Mr. Attal is qualified to serve as a director due to his financial acumen, experience in the healthcare industry, experience with environmental, social, and governance matters, and mergers and acquisition experience.

Travis S. Dalton President and Chief Executive Officer, MultiPlan Corporation	Age: 53 Committees: None

BIOGRAPHY
Travis S. Dalton has served as President and Chief Executive Officer of MultiPlan and as a member of our Board since March 1, 2024, overseeing and executing on the Company’s commitment to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Prior to that, Mr. Dalton served as General Manager and Executive Vice President of Oracle Health, which is part of Oracle Corporation (a public company). Prior to Oracle Health, Mr. Dalton served in various roles at Cerner Corporation from 2001 until the acquisition of Cerner by Oracle in June 2022, most recently as Chief Client & Services Officer and President, Cerner Government Services, a role he held from 2012 until June 2022. Cerner was publicly traded until its acquisition by Oracle. Prior to Cerner, Mr. Dalton was a consultant at Accenture. Mr. Dalton serves on the board of the Elizabeth Dole Foundation, a non-profit organization that supports and honors the spouses, parents, family members and friends who care for America's wounded, ill or injured veterans.
SKILLS AND QUALIFICATIONS
Mr. Dalton is qualified to serve as a director due to his extensive experience in, and knowledge of, the healthcare industry, especially with respect to innovation, technology and data, as well as his role as our current Chief Executive Officer.

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C. Martin Harris INDEPENDENT AVP of the Health Enterprise and Chief Business Officer, Dell Medical School at The University of Texas at Austin	Age: 67 Committees: Risk

BIOGRAPHY
C. Martin Harris, MD, MBA has served as a member of our Board since January 2021. Dr. Harris has served as Associate Vice President of the Health Enterprise and Chief Business Officer at the Dell Medical School at The University of Texas at Austin since December 2016. Previously, he was CIO and Chairman of the Information Technology Division, as well as a Staff Physician, at The Cleveland Clinic Foundation Department of General Internal Medicine. He also served as a Staff Physician for the Cleveland Clinic Hospital. Dr. Harris currently serves on the board of directors of three other public companies, Agiliti, Inc., Thermo Fisher Scientific, and Colgate-Palmolive Company. He also served on the board of directors of HealthStream, Inc., a public company, from September 2010 through February 2021, and Invacare Corporation, a public company, from 2003 through May 2022.
SKILLS AND QUALIFICATIONS
Dr. Harris is qualified to serve as a director due to his extensive experience in the healthcare industry as a leader of healthcare organizations and his expertise in the use of information technology in the healthcare industry, as well as his board-level experience from his many years served on public company boards in the healthcare industry.

John M. Prince INDEPENDENT Former President and Chief Operating Officer, Optum	Age: 56 Committees: Audit

BIOGRAPHY
John M. Prince has served as a member of our Board since June 2023. Mr. Prince has served as an Operating Partner at Advent International Corporation and as a Senior Advisor to TPG Global LLC since June 2023. Mr. Prince was President and Chief Operating Officer of Optum, UnitedHealth Group’s (a public company) health services platform, from April 2021 until June 2023. From April 2017 until April 2021, he served as Chief Executive Officer of Optum Rx, Optum’s pharmacy care services business. From 2005 to 2017, Mr. Prince held numerous other executive leadership roles at UnitedHealth Group. Prior to joining UnitedHealth Group, he served as Senior Vice President and Head of Health Care Business Development and Strategy for JPMorgan Chase (a public company) from 2002 and 2005. Between 1991 and 2002, Mr. Prince worked in Arthur Andersen’s healthcare strategy and operations consulting practice, most recently as a partner.
Mr. Prince is a member of Northwestern University’s Healthcare at Kellogg Advisory Council. He previously served on the boards of Truepill, a digital health start-up, the Executives’ Club of Chicago, a senior executive membership and networking organization, the Minneapolis Institute of Art, and the Pharmaceutical Care Management Association, a national association representing America’s pharmacy benefit companies, where he served as chair.
SKILLS AND QUALIFICATIONS
Mr. Prince is qualified to serve as a director due to his extensive knowledge of the healthcare industry and his substantial leadership experience at UnitedHealth Group (a large, national health care and well-being company), including his leadership of Optum, a subsidiary of UnitedHealth Group focused on delivering healthcare solutions aided by technology and data.

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Continuing Directors
Class II Directors

Glenn R. August INDEPENDENT Founder, Senior Partner and Chief Executive Officer, Oak Hill Advisors	Age: 62 Committees: Nominating and Corporate Governance

BIOGRAPHY
Glenn R. August has served as a member of our Board since the Initial Public Offering of Churchill Capital Corp III (the “Churchill IPO”). He has served as a vice president and director of T. Rowe Price Group, Inc., a publicly-traded investment management company, since December 2021 when T. Rowe Price Group acquired Oak Hill Advisors, L.P. to operate as a standalone business within T. Rowe Price. Mr. August is the Founder and Chief Executive Officer of Oak Hill Advisors, L.P. and has overall management responsibility for OHA. In addition he serves as global head of the firm’s distressed investment activities and chairs or serves on various OHA committees, including the investment strategy committee and several fund investment committees. He co-founded the predecessor investment firm to OHA in 1987 and took responsibility for the firm’s credit and distressed investment activities in 1990. Mr. August has played leadership roles in numerous restructurings and, since 1987, has served on eighteen corporate boards. In addition to T. Rowe Price, Mr. August currently serves on the board of Lucid Group, Inc., a publicly-traded automaker. He also previously served on the Board of Directors of several publicly-traded blank check companies: Churchill Capital Corp II (now Skillsoft) until June 2021, Churchill Capital Corp V until December 2021, Churchill Capital Corp VI until December 2021, and Churchill Capital Corp VII until December 2021. Mr. August also serves on the Board of Trustees of Horace Mann School and The Mount Sinai Medical Center, and on the Board of Directors of the Partnership for New York City and the 92nd St. Y. He earned an M.B.A. from Harvard Business School, where he was a Baker Scholar, and a B.S. from Cornell University.
SKILLS AND QUALIFICATIONS
Mr. August is qualified to serve as a director due to his extensive corporate finance and operational experience in both public and privately owned multi-national technology businesses.

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Richard A. Clarke INDEPENDENT Chief Executive Officer, Good Harbor Security Risk Management	Age: 73 Committees: Risk (Chair)

BIOGRAPHY
Richard A. Clarke has served as a member of our Board since October 2020, and served as a director of Polaris Parent Corp. (“MultiPlan Parent”), the former parent company of MultiPlan before MultiPlan became a public company, from October 2016 through October 2020. Since 2012, Mr. Clarke has served as Chief Executive Officer of Good Harbor Security Risk Management, a private consultancy specializing in cybersecurity for enterprises and mid-cap companies in aviation, insurance, finance, health, technology, and media. He is an advisor at Paladin Capital group, a venture capital firm. In addition, Mr. Clarke is the Chairman of the Board of Governors, Middle East Institute of Washington, D.C. and a member of the Board of Directors of Visible Assets, a private physical security device manufacturer.
Mr. Clarke served for thirty years in the United States Government, serving three consecutive Presidents. In the White House, he served as America’s first “Counter-Terrorism Czar” and its first “Cyber Czar.” Prior to his White House years, he served as a diplomat. He was confirmed as Assistant Secretary of State, and held other positions in the State Department (Deputy Assistant Secretary of State for Intelligence) and the Pentagon for twenty years. Since leaving government in 2003, Mr. Clarke has served as an on-air consultant for ABC News for fifteen years and taught at Harvard’s Kennedy School of Government for five years.
He is the author of numerous books, including WARNINGS, on risk management, THE FIFTH DOMAIN and CYBER WAR on cyber security, and AGAINST ALL ENEMIES on terrorism and national security.
Mr. Clarke was co-chair of Virginia Governor McAuliffe’s Cybersecurity Commission and he also served on the New York Cybersecurity Advisory Board. Mr. Clarke was formerly a member of President Obama’s Review Group on Intelligence and Technology. He has served as a director of several private companies, including Veracode, Inc., Carbon Black, Inc. (f/k/a Bit9, Inc.), Sectigo Inc., BlueCat Networks, Inc. and Nok Nok Labs, Inc. He has also served on private company corporate advisory boards, including RedSeal, Inc., Awake Security, Inc., Red Five Security, LLC and HawkEye 360, Inc.
SKILLS AND QUALIFICATIONS
Mr. Clarke is qualified to serve as a director due to his extensive knowledge and experience of cybersecurity and security risk management.

Julie D. Klapstein INDEPENDENT Former Chief Executive Officer, Availity, LLC	Age: 69 Committees: Audit and Compensation

BIOGRAPHY
Julie D. Klapstein has served as a member of our Board since November 2020. Ms. Klapstein was the founding Chief Executive Officer of Availity, LLC (a private company), a health information network optimizing the automated delivery of critical business and clinical information among healthcare stakeholders. She served as Availity’s Chief Executive Officer and board member from 2001 to 2011. She also served as the interim Chief Executive Officer at Medical Reimbursements of America, Inc., a private company, from February 2017 to June 2017. Ms. Klapstein has more than 30 years of experience in the healthcare information technology industry including executive roles at healthcare companies including Phycom, Sunquest Information Systems, SMS’ Turnkey Systems Division and GTE Health Systems. Her early career with AT&T Information Systems also focused on the healthcare industry. Ms. Klapstein currently serves as the lead director of Amedisys, a public company, including on the quality of care, compensation, and nominating and governance committees, and Revecore, a private company. Ms. Klapstein served on the board of NextGen Healthcare from 2017 until November 2023, when it was acquired by Thoma Bravo and ceased being publicly-traded, and Oak Street Health from 2020 until May 2023, when it was acquired by CVS and ceased being publicly-traded.
SKILLS AND QUALIFICATIONS
Ms. Klapstein is qualified to serve as a director due to her extensive experience in the healthcare and healthcare technology industries, having served in executive capacities for multiple healthcare technology companies, as well as her public company board experience.

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P. Hunter Philbrick INDEPENDENT Partner, Hellman & Friedman LLC	Age: 44 Committees: Compensation (Chair) and Nominating and Corporate Governance

BIOGRAPHY
P. Hunter Philbrick has served as a member of our Board since October 2020, and served as a director of MultiPlan Parent from October 2016 through October 2022. Mr. Philbrick has served as a Partner at Hellman & Friedman LLC since January 2013. Prior to joining Hellman & Friedman LLC in 2003, Mr. Philbrick worked as an investment banker in the mergers, acquisitions and restructuring and general industrial departments of Morgan Stanley & Co. He currently serves as a member of the board of directors of several private companies, including Cordis, Vantage Group Holdings, Ltd., and Hub International Limited. Mr. Philbrick was formerly a director of Change Healthcare Inc. (a public company before it was acquired by UnitedHealth in 2022), GeoVera Insurance Holdings Ltd. (a private company), PPD, Inc. (a public company before it was acquired by Thermo Fisher in 2021), and Sedgwick Inc. (a private company).
SKILLS AND QUALIFICATIONS
Mr. Philbrick is qualified to serve as a director due to his finance and capital markets experience as well as insight into the healthcare industry, gained from advising and serving as a director of multiple Hellman & Friedman LLC portfolio companies.

Class III Directors

Anthony Colaluca, Jr. INDEPENDENT President, Colaluca Business Advisors LLC	Age: 57 Committees: Audit (Chair) and Compensation

BIOGRAPHY
Anthony Colaluca, Jr. has served as a member of our Board since October 2020. He is the President of Colaluca Business Advisors LLC, where he serves as an independent consultant providing business and financial advisory services primarily to private equity firms, since January 2011. He previously served as the President of AfterNext HealthTech Acquisition Corp., a publicly-traded special purpose acquisition company, from July 2021 until August 2023. From March 2015 to February 2016, he served as Chief Financial Officer and Executive Vice President of MedAssets, Inc., a healthcare performance improvement company. From 2005 through 2010, he served as Chief Financial Officer and Executive Vice President of Intergraph Corporation, a global provider of engineering and geospatial software. Prior to joining Intergraph Corporation, he served as Chief Financial Officer for Harland Financial Solutions, Inc., a software division of John H. Harland Company. Previously, Mr. Colaluca also served as Chief Financial Officer for Novient, Inc./Solution 6 North America, and Chief Financial Officer for Computer Management Sciences Inc. Earlier in his career, he was a senior manager with KPMG LLP and a certified public accountant in the State of New York. Mr. Colaluca currently serves on the board of directors of Nextech Systems, a private healthcare software company, and Feeding Northeast Florida, a non-profit. He previously served as a director of AfterNext HealthTech Acquisition Corp. (a public company) from July 2021 until August 2023 and as a director of Tekelec (a public company), and member of its audit and compensation committees, from February 2011 until the company was taken private in January 2012.
SKILLS AND QUALIFICATIONS
Mr. Colaluca is qualified to serve as a director due to his extensive financial and operational experience in both public and privately owned multi-national technology businesses.

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Michael S. Klein INDEPENDENT Founder and Senior Member, M. Klein & Company, LLC	Age: 60 Committees: None

BIOGRAPHY
Michael S. Klein has served as a member of our Board since the Churchill IPO, and previously served as Churchill’s Chief Executive Officer and President from February 2020 to October 2020. Mr. Klein is the founder and managing partner of M. Klein & Company, LLC (“M. Klein & Co.”), which he founded in 2012. M. Klein & Co. is a global strategic advisory firm that provides its clients a variety of advice tailored to their objectives. Mr. Klein is also the Chief Executive Officer and Chairman of Churchill Capital Corp VII, which is a publicly-traded blank check company whose sponsor is an affiliate of M. Klein & Co. Mr. Klein also serves on the board of directors of Skillsoft, an entity which merged with Churchill Capital Corp II in June 2021 and is now publicly-traded. Prior to the merger, Mr. Klein served as the CEO and Chairman of the board of directors of Churchill Capital Corp II. Mr. Klein is currently a director of Magic Leap (a private company), TGB Europe NV (a private company), and AltC Acquisition Corp. (a public company). He also holds positions as a board member and/or adviser for multiple charitable organizations. Mr. Klein served on the Board of Directors of Credit Suisse Group AG and Credit Suisse AG from 2018 until October 2022. Mr. Klein was the Co-Founder and Chairman of Churchill Capital Corp, a blank check company formed in 2018. Churchill Capital Corp merged with Clarivate Analytics in May 2019, and Mr. Klein served on the board of directors of Clarivate Analytics through October 2021. Mr. Klein was the Co-Founder and Chairman of Churchill Capital Corp IV, a publicly-traded blank check company formed in July 2020. Churchill Capital Corp IV merged with Lucid Motors in July 2021. Mr. Klein was Chairman of Churchill Capital Corp V until October 2023 and Churchill Capital Corp VI until December 2023. Mr. Klein is a strategic advisor to global companies, boards of directors, senior executives, governments and institutional investors. Mr. Klein’s background in strategic advisory work was built during his 30-year career, including more than two decades at Citigroup Inc., a publicly-traded, global financial services company, and its predecessors, during which he initiated and executed strategic advisory transactions. He began his career as an investment banker in the M&A Advisory Group at Salomon Smith Barney and subsequently became Chairman and Co-Chief Executive Officer of Citi Markets and Banking, with responsibilities for global corporate and investment banking and Global Transaction Services across Citi.
SKILLS AND QUALIFICATIONS
Mr. Klein is qualified to serve as a director due to his significant investment banking and advisory experience, including for companies in information services.

Allen R. Thorpe LEAD INDEPENDENT DIRECTOR Partner, Hellman & Friedman LLC	Age: 53 Committees: Nominating and Corporate Governance (Chair)

BIOGRAPHY
Allen R. Thorpe has served as a member of our Board since October 2020, and served as a director of MultiPlan Parent, from June 2016 through October 2020. Mr. Thorpe has served as a Partner of Hellman & Friedman LLC, a private equity firm, since January 2004 and leads the firm’s New York office. Prior to joining Hellman & Friedman LLC in 1999, Mr. Thorpe was a vice president with Pacific Equity Partners in Australia, a private equity firm, and was a manager at Bain & Company, Inc., a management consulting firm. He currently serves on the board of directors of Edelman Financial Engines LLC (a private company), Medline Inc. (a private company), athenahealth (a private company), and Caliber Collision (a private company). Mr. Thorpe also previously served as Chairman of Sheridan Healthcare, Inc. (a private company), a director of PPD, Inc. (a public company before it was acquired by Thermo Fisher in 2021), Change Healthcare Inc. (a public company before it was acquired by UnitedHealth in 2022), Mitchell International Inc. (a private company), Artisan Partners Asset Management Inc. (a public company), the lead independent director of LPL Financial Holdings Inc. (a public company), and a member of the advisory board of Grosvenor Capital Management Holdings, LLP (a private company), among others.
SKILLS AND QUALIFICATIONS
Mr. Thorpe is qualified to serve as a director due to his extensive knowledge of the healthcare industry as well as financial and corporate governance experience gained through years of serving as a director of multiple Hellman & Friedman LLC portfolio companies.

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Dale A. White Executive Chairman, MultiPlan Corporation	Age: 68 Committees: None

BIOGRAPHY
Dale A. White has served as our Executive Chair since March 2024 and as a member of our Board since February 2022. Prior to transitioning to the Executive Chair role, he served as our President and Chief Executive Officer from February 2022 to March 2024. Prior to that, Mr. White served as our President and Chief Operating Officer from August 2021 through February 2022, and in other senior roles at MultiPlan and its predecessors since 2004. Before joining MultiPlan in 2004, Mr. White had previously co-started two healthcare companies and held senior leadership positions at several healthcare organizations, including BCE Emergis, where he served as SVP of Sales and Marketing. Mr. White currently serves on the board of Abacus Insights, Inc., in which the Company holds a minority interest. He also serves on the board of ConvenientMD, a private corporation specializing in urgent care medical services.
SKILLS AND QUALIFICATIONS
Mr. White is qualified to serve as a director due to his extensive knowledge of the healthcare industry, as well as his experience in various senior executive roles at MultiPlan including as our current Executive Chairman and our former Chief Executive Officer.

Director and Director Nominee Skills and Experience Matrix
Our directors and director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills. The skills and experience matrix below summarizes some of the key attributes that our Board has identified as particularly valuable to the effective oversight of our Company and the execution of our corporate strategy. This skills and experience matrix is not intended to be an exhaustive list of each of our directors’ and director nominees’ skills or contributions to the Board.

Director	Executive Leadership	Public Company Board Experience	Healthcare Industry	Tech. Industry	Legal/Securities Regulatory Experience	Accounting/ Finance Experience	Cyber-Security	Risk Management	Regulatory/ Public Policy Experience	Capital Markets	ESG
Michael K. Attal			+	+		+				+	+
Glenn R. August	+	+	+	+		+				+
Richard A. Clarke	+			+		+	+	+	+		+
Anthony Colaluca, Jr.	+	+	+	+	+	+	+	+		+
Travis S. Dalton	+		+	+		+	+		+
C. Martin Harris, M.D.	+	+	+	+			+	+
Julie D. Klapstein	+	+	+	+		+		+
Michael S. Klein	+	+		+	+	+				+
P. Hunter Philbrick		+	+	+		+		+		+	+
John M. Prince	+		+	+		+	+	+	+
Allen R. Thorpe	+	+	+	+		+				+	+
Dale A. White	+		+	+			+	+
Board’s Role and Responsibilities
The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders and in accordance with state and other applicable laws and regulations. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

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To assist the Board in fulfilling its responsibilities, the Board has adopted Corporate Governance Guidelines which describe the principles and practices that the Board will follow in carrying out its responsibilities. The Corporate Governance Guidelines are reviewed by the Nominating and Corporate Governance Committee from time to time to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with all applicable laws, regulations, and stock exchange requirements. Our Corporate Governance Guidelines can be found on our website at https://investors.multiplan.com under “Governance – Governance Documents.”
Oversight of Strategy
The Board is actively engaged in the oversight of the Company’s strategic planning. The Board receives detailed presentations throughout the year on critical aspects of the implementation of these initiatives so that it can continually monitor progress on initiatives and adjust the strategy as conditions dictate. To further facilitate its oversight, the Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and committee meetings and in other formal or informal settings. In addition, the Board is focused on and committed to oversight of management and business performance; talent management and executive compensation; risk management, including technology, privacy and cybersecurity risks; compliance with applicable rules and regulations; and environmental, social and governance matters.
Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described in our Annual Report on Form 10-K under the heading “Risk Factors.” Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, in particular the Risk Committee, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Management Development and Succession Planning
At least annually, the Board reviews a succession plan for our executive officers, developed by management and reviewed by the Compensation Committee. The succession plan includes, among other things, an assessment of the experience, performance and skills for possible successors to the CEO.
Corporate Responsibility
At MultiPlan, our business has always focused on the healthcare challenges of the people and communities around us. Through our data analytics and technology-enabled cost-management solutions, we are furthering our contribution by reducing the financial burden of healthcare, especially for those most vulnerable, and, by extension, increasing the delivery of better health outcomes from U.S. healthcare services. In our pursuit, we remain committed to achieving and sustaining business excellence by making the right decisions with integrity, corporate responsibility, and ethics to protect and enhance the interests of all our stakeholders.

In 2021, we formally embarked on a structured approach to assessing and reporting on our material environmental, social, and governance (ESG) factors. Since then, we conducted an ESG Diagnostic to identify our priority issues. We created a Sustainability Working Group (SWG) to directly oversee those priorities, and we published our inaugural ESG Report. Now, we are building on that momentum with a focus on managing, tracking, and reporting on our progress.

Our SWG is responsible for identifying, coordinating, and communicating the material ESG risks and opportunities of our business. SWG members work collaboratively with team members to gain specific insights on our policies, practices, and

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procedures and they engage external third-parties to assist in the process. They also provide updates on their findings and activities to our executive leadership and the Board on a regular basis.

Our priority ESG issues represent the particular risks and opportunities that are important to our business, our employees, our customers, our stockholders, and the communities in which we live and work. They were identified through a multi-pronged assessment that factored in external frameworks, including the IFRS Foundation's Sustainability Accounting Standards Board Standards, Task Force on Climate-related Disclosures, and the United Nations Sustainable Development Goals. It examined investor-relevant policies and priorities, evaluated methodologies and assessments of ESG rating agencies, and explored peer best practices and disclosures, and input from internal stakeholders.

For more information on the topics above, we encourage you to review our 2022 ESG Report that is available on our website at https://www.multiplan.us/. Further, we anticipate releasing our 2023 ESG Report in the second quarter of 2024. The information contained on, or available through, this website is not a part of, or incorporated by reference into, this proxy statement.
Communications with the Board of Directors
Anyone who would like to communicate with, or otherwise make his or her concerns known, directly to the Chairperson of any of the Audit, the Compensation, the Nominating and Corporate Governance, or the Risk Committee, or to the non-management or independent directors as a group, or recommend a potential director candidate, may do so by sending such communications, concerns or recommendation to the Company’s General Counsel at MultiPlan Corporation, 16 Crosby Drive, Bedford, Massachusetts 01730-1402.
The General Counsel or his designee initially reviews and compile all such communications and may summarize such communications prior to forwarding to the appropriate party. The General Counsel or his or her designee will not forward communications that are not relevant to the duties and responsibilities of the Board and are more appropriately addressed by management, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes (unless relevant to consideration of a potential director candidate) or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
Board Structure
Changes to the Board of Directors in 2023 and 2024
In 2023, the composition of our Board and its committees changed as follows:
•Mr. Prince was appointed to our Board on June 26, 2023. Having held multiple executive roles at Optum, which is part of UnitedHealth Group, Mr. Prince brings a wealth of healthcare experience in the payor context.
•Concurrent with Mr. Prince's appointment to the Board, he replaced Mr. Clarke as a member of the Audit Committee.
In 2024, the composition of our Board and its committees changed (or is anticipated to change) as follows:
•Concurrent with his appointment as MultiPlan's President and Chief Executive Officer on March 1, 2024, Mr. Dalton was appointed as a member of our Board.
•Also on March 1, 2024, Mr. White, our former President and Chief Executive Officer became Executive Chair of our Board, succeeding Mr. Tabak who served as Non-Executive Chair until such time.
•Mr. Tabak is retiring from our Board as of the date of our 2024 Annual Meeting of Stockholders and, as such, is not standing for re-election.
Lead Independent Director
Our Corporate Governance Guidelines provide that the roles of Chair of the Board and Chief Executive Officer may be separated or combined. In the event that the roles are combined, the Corporate Governance Guidelines provide for the naming of a Lead Independent Director (the “Lead Director”). In connection with the promotion of Mr. White to the position of President and Chief Executive Officer of the Company in February 2022, the Board determined that it was best for the Company for Mr. Tabak, who until that time serves as President and Chief Executive Officer in addition to Chair of the Board, to continue to serve as Chair of the Board. Likewise, with the appointment of Mr. Dalton to the position of President and Chief Executive Officer on March 1, 2024 and Mr. Tabak's retirement from the Board effective as of our 2024 Annual Meeting of Stockholders, the Board determined that it was best for the Company for Mr. White to step into the role of Executive Chair of the Board. At the same time, the Board believes

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that it is beneficial to the Company and increases the effectiveness of the Board to have an independent director integrally involved in establishing and leading the Board agenda and interacting with management on a regular basis. As a result, Mr. Thorpe continues to serve as Lead Director.
As Lead Director, Mr. Thorpe coordinates the efforts of the independent directors and Non-Employee Directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management. The Lead Director has the following authority:
•preside over all meetings of the Board at which the Chair is not present, including meetings of the independent directors;
•assist in scheduling Board meetings and approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•request the inclusion of certain materials for Board meetings;
•approve all information sent to the Board;
•communicate to the Chief Executive Officer, together with the Chair of the Compensation Committee, the results of the Board’s evaluation of Chief Executive Officer performance;
•collaborate with the Chair of the Board and the Chief Executive Officer regarding Board meeting agendas and approve such agendas;
•collaborate with the Chair of the Board and the Chief Executive Officer in determining the need for special meetings of the Board;
•provide leadership and potentially serve as temporary Chair of the Board or Chief Executive Officer in the event of the inability of the Chair of the Board or Chief Executive Officer to fulfill his/her role due to crisis or other event or circumstance which would make leadership by existing management inappropriate or ineffective, in which case the Lead Director has the authority to convene meetings of the full Board or management;
•serve as the liaison for stockholders who request direct communications with the Board;
•act as the liaison between the independent directors and the Chair of the Board, as appropriate;
•call meetings of the independent directors when necessary and appropriate;
•recommend to the Board, in concert with the Chair of the Board and/or chairs of the respective Board committees, the retention of consultants and advisors who directly report to the Board, including such independent legal, financial, or other advisors as he or she deems appropriate, without consulting or obtaining the advance authorization of any officer of the Company; and
•such additional duties and authority as our Board may otherwise determine and delegate.
Although the Board currently separates the role of Chair of the Board from the role of Chief Executive Officer, the Board believes that it is beneficial to maintain a Lead Director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model for the Company, and helps to foster clear accountability, effective decision-making and alignment on corporate strategy.
Committees of the Board of Directors
The Board has three core standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Corporate Governance Guidelines and the listing rules of the NYSE require that each of these committees be comprised solely of independent directors subject to certain phase-in periods. In addition, all members of the Audit Committee and the Compensation Committee must meet applicable enhanced NYSE and SEC independence requirements. Each of our core standing committees are composed solely of independent directors and the Audit Committee and Compensation Committee are comprised solely of directors whom our Board has determined meet the applicable enhanced independence standards for those committees. In late 2022, the Board also established a fourth standing committee, the Risk Committee, which is described in greater detail below.
Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website.

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Audit Committee
The members of our Audit Committee are Messrs. Colaluca and Prince and Ms. Klapstein, and Mr. Colaluca serves as chair of the Audit Committee. Mr. Attal also attends meetings but in a non-voting capacity. Each member of the Audit Committee is financially literate and the Board has determined that Messrs. Colaluca and Prince and Ms. Klapstein each qualify as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
Our Audit Committee is directly responsible for, among other things:
•appointing, retaining, compensating, and overseeing the work of our independent registered public accounting firm;
•assessing the independence and performance of the independent registered public accounting firm;
•reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we will file with the SEC;
•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•reviewing policies and practices related to financial risk assessment and management;
•reviewing our accounting and financial reporting policies and practices and accounting controls, as well as certain compliance with legal and regulatory requirements;
•reviewing, overseeing, approving, or not approving any related-person transactions;
•reviewing with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we will file with the SEC; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters, or other ethics or compliance issues.

Compensation Committee
The members of our Compensation Committee are Messrs. Colaluca and Philbrick and Ms. Klapstein, and Mr. Philbrick serves as chair of the Compensation Committee.
Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
•acting as an administrator of our equity incentive plans;
•reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Messrs. August, Philbrick, and Thorpe, and Mr. Thorpe serves as chair of the Nominating and Corporate Governance Committee.
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying and recommending candidates for membership on our Board, including the consideration of nominees submitted by stockholders, and to each of the Board’s committees;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of business conduct and ethics for directors and executive officers;
•overseeing the process of evaluating the performance of our Board; and
•assisting our Board on corporate governance matters.

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Corporate Governance and Board Matters

Risk Committee
The members of our Risk Committee are Messrs. Clarke, Harris, and Attal, and Mr. Clarke serves as chair of the Risk Committee.
Our Risk Committee is responsible for, among other things:
•enterprise-wide risk assessment and management, including with respect to cybersecurity, information security and data privacy; and
•risk management policies and procedures of the Company that are designed to identify, prioritize, assess, monitor, and mitigate the various risks the Company confronts.

Board Processes
Executive Sessions
To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet in regularly scheduled executive sessions with no members of management present and, if the non-management directors include directors who have not been determined to be independent, it is expected that the independent directors will separately meet in a private session at least twice a year that excludes management and directors who have not been determined to be independent. The Chairperson of the Board or the Lead Director may preside at executive sessions.
Director Attendance
All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members, and the annual meeting of stockholders. During the fiscal year ended December 31, 2023 (“fiscal year 2023”), the Board of Directors met a total of six times, the Audit Committee met five times, the Compensation Committee met seven times, the Nominating and Corporate Governance Committee met four times and the Risk Committee met six times. Each director participated in at least 75% of the board and committee meetings for which the director was a member.

Directors are encouraged to attend our Annual Meeting of Stockholders. In 2023, all then-current directors attended the annual meeting.
Board and Committee Evaluation Process
The Board, acting through the Nominating and Corporate Governance Committee, conducts a self-evaluation at least annually to determine whether it and its committees are functioning effectively and to identify opportunities for improvement. For the assessment in 2023, the process included a request that each director participate in an evaluation of the Board and its committees, which sought feedback in many areas, including composition, meetings, responsibilities, and committees. As part of the review process, the Lead Director and Chair of the Nominating and Corporate Governance Committee also spoke with directors individually to discuss issues in greater depth and obtain more targeted feedback and suggestions and ultimately reported the results to the Board and the Committee chairs. In addition, the Nominating and Corporate Governance Committee periodically considers the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.
Each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee seeks to conduct a self-evaluation at least annually and reports the results to the Board. Each such committee’s evaluation compares the performance of such committee with the requirements of its written charter.
Director Education
Management, working with the Board, will provide an orientation process for new directors and coordinate director continuing education programs. The orientation process is designed to familiarize new directors with the Company’s businesses, strategies and challenges and to assist new directors in developing and maintaining skills necessary or appropriate for the performance of their responsibilities. As appropriate, management will prepare additional educational sessions for directors on matters relevant to the Company and its business.

26

Corporate Governance and Board Matters
Corporate Governance Documents
You can learn more about our corporate governance by visiting https://investors.multiplan.com where you will find the following documents under “Governance – Governance Documents”:
•Audit Committee Charter
•Code of Business Conduct and Ethics
•Compensation Committee Charter
•Corporate Governance Guidelines
•Nominating and Corporate Governance Committee Charter
•Risk Committee Charter
The Company’s stockholders may obtain printed copies of these documents by writing to MultiPlan Corporation, 16 Crosby Drive, Bedford, MA 01730-1402, attention: Corporate Secretary.
The information contained on, or available through, our investors website is not a part of, or incorporated by reference into, this proxy statement.
Compensation of Directors
Each member of our Board that is not an employee of the Company or any subsidiary of the Company, other than Mr. Tabak (each a “Non-Employee Director”), is entitled to receive an annual cash retainer of $100,000, payable quarterly in four equal installments of $25,000 each (in arrears). In addition, each Non-Employee Director is entitled to receive an annual restricted stock unit award with respect to a number of shares of our Class A common stock having an aggregate grant date fair market value of $100,000. The units will vest on the earlier of (i) the first anniversary of the director’s applicable vesting commencement date and (ii) the first regularly scheduled annual meeting of the stockholders of the Company following the date of grant. In the event of a director’s voluntary resignation from the Board prior to vesting, a pro rata portion of their units will vest as of the date their service is terminated based on time served since the commencement date of the award, unless grounds for cause exist (as defined in the related award agreement). In addition, in the event a director’s service is terminated by the Company in connection with or following a change in control (as defined in the related award agreement), the units will become fully vested as of the director’s termination date, unless the termination was for cause (as defined in their related award agreement). Mr. Tabak is entitled to receive an annual cash retainer of $500,000 payable quarterly in four equal installments of $125,000 each (in arrears). Mr. Tabak is not entitled to any equity compensation for his service as a director.
The chairpersons and members of the following committees will receive the additional fixed annual cash retainers (payable in quarterly installments in arrears) listed below.

Committee	Committee Member Retainer ($)	Committee Chair Retainer ($)
Audit Committee	12,500	25,000
Compensation Committee	10,000	20,000
Nominating and Corporate Governance Committee	7,500	15,000
Risk Committee	10,000	20,000
All directors, including our Non-Employee Directors, are reimbursed for travel and other expenses directly related to director activities and responsibilities.
Any member of the Board that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to the General Counsel of the Company. Until otherwise notified to the General Counsel of the Company, each of Messrs. Attal, Philbrick, and Thorpe have elected to forego their right to all such compensation.

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Corporate Governance and Board Matters
Director Compensation Table
The following table summarizes the compensation paid to each Non-Employee Director with respect to service in 2023.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Mr. August(4)	107,500	100,000	—	207,500
Mr. Clarke	126,078	100,000	—	226,078
Mr. Colaluca	135,000	100,000	—	235,000
Dr. Harris	110,000	100,000	—	210,000
Ms. Klapstein	122,500	100,000	—	222,500
Mr. Klein	100,000	100,000	—	200,000
Mr. Prince(5)	57,795	83,562	—	141,357
Mr. Tabak	500,000	—	—	500,000
(1)Excludes Messrs. Attal, Philbrick, and Thorpe, each of whom elected to forego their right to director compensation.
(2)Represents aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. For additional information see Note 15 Stock-Based Compensation of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.
(3)The aggregate number of restricted stock units held by each Non-Employee Director as of December 31, 2023 was as follows:

Name	Aggregate Unvested Units Outstanding
Mr. August(4)	106,382
Mr. Clarke	106,382
Mr. Colaluca	106,382
Dr. Harris	106,382
Ms. Klapstein	106,382
Mr. Klein	106,382
Mr. Prince(5)	40,761
(4)Pursuant to the policies of Oak Hill Advisors, L.P., all cash and equity compensation received by Mr. August as a Non-Employee Director is for the benefit of certain client accounts advised by Oak Hill Advisors, L.P. and/or one of its subsidiary investment advisers.
(5)Mr. Prince joined the Board on June 26, 2023. On June 26, 2023, Mr. Prince received a grant of RSUs equal to $83,560, which represented a pro-rated portion of the $100,000 annual RSU grant provided to non-employee directors described above.

Related Party Transactions
Related Party Transaction Policy
We have adopted a formal written policy that applies to our executive officers, directors, holders of more than five percent of any class of our voting securities, and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons will not be permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

28

Corporate Governance and Board Matters
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has, or during that period had, one or more officers serving on our Board. We are a party to certain transactions with H&F and its affiliates as described in “Transaction with Related Persons.” While Mr. Philbrick, Chair of the Compensation Committee, is a Partner at the parent company of H&F, he does not have a material interest in such transactions.
Transactions with Related Persons
Investor Rights Agreement
MultiPlan, the Sponsor, Holdings, H&F and certain other parties thereto have entered into an Investor Rights Agreement, as amended from time to time, pursuant to which such stockholders will be entitled to, among other things, certain registration rights, including demand, piggy-back, and shelf registration rights, subject to cut-back provisions, and certain indemnification rights.
Sponsor and H&F have been involved in certain legal matters for which they are entitled to advancement of expenses and indemnification from us under the terms of the Investor Rights Agreement.
Arrangements with Beneficial Owners
Services Provided by Hub International Limited
During the year ended December 31, 2023, MultiPlan has obtained insurance policies through Hub International Limited, which is an affiliate of H&F. As the insurance broker for such policies, Hub International Limited may have received commissions from the insurance carriers with which MultiPlan’s insurance policies were placed of approximately $1.0 million.

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Audit Committee Matters

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

PricewaterhouseCoopers LLP (“PwC”) has served as the independent registered public accounting firm of the Company or its predecessors since 2009. The Audit Committee evaluates PwC’s performance each year and determines whether to re-engage PwC or consider other audit firms. The Audit Committee has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“fiscal year 2024”). In making this appointment, the Audit Committee carefully considered, among other things:
•PwC’s independence and objectivity;
•industry specific experience;
•the quality and efficiency of the services provided by PwC;
•PwC’s resources, capabilities, and technical expertise;
•the quality and candor of PwC’s communications;
•external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;
•the appropriateness of fees charged for audit and non-audit services;
•knowledge of our operations, personnel, culture, accounting policies and practices, and internal control over financial reporting;
•feedback from our management and Audit Committee members regarding PwC’s service and quality; and
•the length of time that PwC has served in this role and the impact of changing auditors.
Based on this evaluation, the Audit Committee determined that it was in the best interest of the Company and its stockholders to continue the retention of PwC as our independent registered public accounting firm for fiscal year 2024.
Representatives of PwC are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do, and will be available to respond to appropriate questions from stockholders.
Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Board is submitting the selection of PwC as our independent registered public accounting firm to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

30

Audit Committee Matters
Fees
The following table shows the fees for professional services rendered to us by PwC for the years ended December 31, 2023 and 2022:

	2023 ($)	2022 ($)
Audit Fees(1)	1,880,000	1,857,500
Audit-Related Fees(2)	305,000	313,000
Tax Fees(3)	45,000	110,182
All Other Fees(4)	5,500	—
TOTAL	2,235,500	2,280,682
(1)Audit Fees include fees for professional services performed by PwC for the audit of the Company’s annual financial statements as well as services that are normally provided in connection with statutory and regulatory filings or engagements such as consents. In 2023, Audit Fees also included fees related to acquisition of BST and technical accounting analysis and, in 2022, Audit Fees also included fees related to technical accounting analysis.
(2)Audit-Related Fees include fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements, including work provided in connection with employee benefit plan audits and the preparation of SOC 1 reports (SOC is an abbreviation for Service Organization Controls) regarding our revenue systems.
(3)Tax Fees include fees for tax compliance, tax advice, and tax planning.
(4)All Other Fees include fees for other permissible work performed by PwC that do not meet the above category descriptions.
In accordance with its charter, the Audit Committee approved in advance all audit services and permissible non-audit services provided by the Company’s independent registered public accounting firm for fiscal year 2023.
Pre-Approval Policy and Procedures
The Audit Committee has adopted a pre-approval policy and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services our independent registered public accounting firm provides to us or any of our subsidiaries. In accordance with the policy, the Audit Committee approved in advance all audit services provided by our independent registered public accounting firm for fiscal year 2023, taking into consideration whether non-audit services were compatible with maintaining PwC’s independence.
Although the Audit Committee pre-approves certain permissible services, the pre-approval procedures also include a delegation of authority to the Audit Committee Chairperson to pre-approve services by our independent registered public accounting firm. Under this designation of authority, the Audit Committee Chair must report any pre-approval to the entire Committee at the next Committee meeting.
There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during the 2023 and 2022 fiscal years.

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Audit Committee Matters
Audit Committee Report
As described in its charter, the purpose of the Audit Committee is to assist the Board in its oversight of:
•the quality and integrity of the Company’s financial statements, including oversight of the Company’s accounting and financial reporting processes, including internal controls;
•the Company’s compliance with legal and regulatory requirements;
•the qualifications, performance, and independence of the independent registered public accounting firm;
•certain aspects of the Company’s corporate compliance program;
•the financial risk management policies and procedures of the Company; and
•the performance of the Company’s internal audit function.
The Audit Committee is directly responsible for the appointment, evaluation, retention, compensation, oversight, and, when appropriate, the termination of the independent registered public accounting firm.
The Audit Committee’s responsibility is one of oversight. The fundamental responsibility for the Company’s financial statements and disclosures rests with management while the independent registered public accounting firm is responsible for conducting the annual audit in accordance with the standards of the PCAOB. The Audit Committee is not responsible for certifying the Company’s financial statements or guaranteeing PwC’s report.
The Audit Committee meets regularly together with management, internal audit, and PwC as well as separately and in private sessions with the Chief Financial Officer and each of PwC and internal audit without members of management present to discuss the results of their examinations.
The Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC, including:
•the quality, not just the acceptability, of the accounting principles;
•significant financial reporting risks;
•reasonableness of significant accounting judgments and critical accounting policies and estimates;
•clarity of disclosures in the financial statements; and
•the overall quality of the Company’s financial reporting.
The Audit Committee has also reviewed and discussed with management and PwC their evaluation of the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting.
The Audit Committee further discussed with PwC all matters required to be discussed under the standards of the PCAOB, including those matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, and Rule 2-07 of Regulation S-X.
The Audit Committee has received the written communications from PwC required under PCAOB rules regarding PwC’s communications with the Audit Committee concerning independence, and, after discussions with PwC, the Audit Committee concluded that PwC is independent from the Company and its management.
Based on these reviews, discussions, disclosures, and other information considered by the Audit Committee in its judgment, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2023.
AUDIT COMMITTEE
Anthony Colaluca, Jr., Chair
Julie D. Klapstein
John M. Prince

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Audit Committee Matters

Executive Officers
The Executive Officers of the Company are appointed by, and serve at the discretion of, the Board of Directors. The following sets forth certain information as of the date of this proxy statement regarding our Executive Officers.

Travis S. Dalton President and Chief Executive Officer Age: 53
PROFESSIONAL EXPERIENCE
•President and Chief Executive Officer since March 2024
•General Manager and Executive Vice President of Oracle Health from June 2022 through December 2023
•Chief Client & Services Officer and President, Cerner Government Services of Cerner Corporation from 2012 through June 2022
•Various executive roles at Cerner Corporation from 2001 to 2012
Prior to Cerner, Mr. Dalton was a consultant at Accenture.

Dale A. White Executive Chairman Age: 68
PROFESSIONAL EXPERIENCE
•Executive Chairman since March 2024
•President and Chief Executive Officer from February 2022 through March 2024
•President and Chief Operating Officer from August 2021 through January 2022
•President, Payor Markets from October 2020 through August 2021
•Executive Vice President and Chief Revenue Officer from January 2018 through October 2020
•Executive Vice President, Sales and Account Management from 2004 through January 2018
Prior to MultiPlan, Mr. White served as Senior Vice President of Sales and Marketing for BCE Emergis Corp., which was acquired by MultiPlan in 2004, and previously held strategic management positions with several other healthcare companies.

James M. Head Executive Vice President and Chief Financial Officer Age: 58
PROFESSIONAL EXPERIENCE
•Executive Vice President and Chief Financial Officer since November 2021
•Partner at BDT & Company, LLC from 2016 through March 2021
Prior to joining BDT, Mr. Head worked at Morgan Stanley for 22 years where he held various executive leadership roles, including Co-Head of the Mergers, Acquisitions and Restructuring Group, Americas from 2013 to 2016; Co-Head of the Financial Institutions M&A Group, Americas from 2008 to 2013; and Managing Director from 2003 to 2016.
Mr. Head serves on the board of Sally Beauty Holdings, Inc., a public company, where he is chair of the Executive Committee and a member of the Audit Committee.

Jerome W. Hogge, III Executive Vice President and Chief Operating Officer Age: 58
PROFESSIONAL EXPERIENCE
•Executive Vice President and Chief Operating Officer since March 2024
•Executive Vice President and Chief Operating Officer at CALIBRE Systems, Inc. from January 2022 to October 2023
•Senior Vice President MITRE Public Sector at MITRE from June 2019 to December 2021
•Senior Vice President, Military & Veteran Health Solutions, Leidos Health, Leidos Holdings, Inc. from January 2018 to June 2019
•Deputy Group President, Leidos Health Solutions Group, Leidos Holdings, Inc. from August 2012 to January 2018
Prior to Leidos, Mr. Hogge served in various operational and commercial leadership roles at companies in the healthcare, technology and telecommunications industries, including AT&T, CenturyLink and SAIC.

2024 Proxy Statement	33

Jeffrey A. Doctoroff Executive Vice President, General Counsel and Secretary Age: 55
PROFESSIONAL EXPERIENCE
•Executive Vice President, General Counsel and Secretary since February 2023
•Senior Vice President, General Counsel and Secretary from October 2020 to February 2023
•Senior Vice President and General Counsel from August 2014 through October 2020
•Senior Vice President and General Counsel at Health Dialog from 2009-2014
•Deputy General Counsel at Health Dialog from 2006-2009
Prior to joining Health Dialog, Mr. Doctoroff was an associate at Ropes & Gray LLP, a law firm.

Michael C. Kim Senior Vice President and Chief Information Officer Age: 58
PROFESSIONAL EXPERIENCE
•Senior Vice President and Chief Information Officer since October 2020
•Chief Information Officer from December 2013 to October 2020
•Chief Administrative Officer of Technology and Operations at Torus Insurance Holdings Limited from 2010-2013
In addition, Mr. Kim served in various roles at the Hartford Financial Services Group, Inc., including Chief Technology Officer, and as Chief Executive Officer of Converit, Inc.

Carol H. Nutter Senior Vice President and Chief People Officer Age: 47
PROFESSIONAL EXPERIENCE
•Senior Vice President and Chief People Officer since January 2023
•Senior Vice President, Talent and Culture, at Optoro, a private retail technology company, from December 2020 to December 2022.
•Chief People Officer at Promontory Financial Group, a consultancy and subsidiary of Internal Business Machines Corporation (a public company), from August 2015 to December 2020.
Prior to Promontory Financial Group, Ms. Nutter held positions at Booz Allen Hamilton and BearingPoint.

There are no family relationships among any of our executive officers or directors.

34

Executive Compensation

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

Executive Summary
Named Executive Officers
Our named executive officers for fiscal year 2023 consisted of:

Dale A. White	James M. Head	Jeffrey A. Doctoroff	Michael C. Kim	Carol H. Nutter
Executive Chairman and former President & Chief Executive Officer	Executive Vice President & Chief Financial Officer	Executive Vice President, General Counsel & Secretary	Senior Vice President & Chief Information Officer	Senior Vice President & Chief People Officer

Business/Performance Highlights
For MultiPlan, 2023 was pivotal year - and one of progress. We began the year with a new Growth Plan, underpinned by a set of multiyear rolling objectives and new product initiatives aimed at transforming our business. Throughout the year, we executed and advanced each of the growth initiatives under that Plan. This included launching several new products to enhance our core services, and expanding our service offerings through a new Data and Decision Science service line and the addition of a B2B healthcare payments service. We believe these and our other growth initiatives will help expand our presence in faster-growing market segments, including Medicare Advantage, Medicaid, third-party administrators, and direct-to-employer and consultant channels, and set us on a path to diversify our revenues by market, customer and product.

In addition to executing on our Growth Plan, we took steps to put our business on stronger footing by reducing our risk and improving our financial position. Although revenue declined year-over-year, driven by contract renewals with our larger customers at the beginning of 2023, in the second half of the year, visibility and stability of our revenues increased, the volume environment normalized, and our business began to grow again. As a result, we delivered on our revenue and adjusted EBITDA expectations in 2023, while maintaining best-in-class margins and generating positive cash flow. We also continued to make meaningful progress toward improving our financial position, by repurchasing and retiring approximately $222 million face value of our debt, in keeping with our capital allocation priorities.

Amid this progress, we remained dedicated to our core mission of making healthcare more affordable, efficient and fair for stakeholders in the U.S. healthcare system. We once again delivered critical value to these stakeholders, processing a record $168.6 billion in medical charges, identifying $22.9 billion of potential medical cost savings and reducing or eliminating millions of balance bills in 2023.
Compensation Philosophy and Objectives
The goal of our executive compensation program is to create long-term value for our investors, while at the same time rewarding our executives for superior financial performance and encouraging them to remain with us for long, productive careers. We believe the most effective way to achieve this objective is to design an executive compensation program rewarding the achievement of specific annual financial goals and aligning executives’ interests with those of our investors by further rewarding

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Executive Compensation
performance above established goals and granting long-term incentive compensation in the form of equity grants. We use this philosophy as the foundation for evaluating and improving the effectiveness of our executive pay program. The core elements of our 2023 executive compensation philosophy were that compensation be market competitive, performance-based, investor aligned, and financially efficient.
2023 Executive Compensation Program
The 2023 executive compensation program consisted of the following elements: base salary, annual incentive compensation, and long-term equity incentive compensation. Each element, which is further discussed below, is intended to reward and motivate executives in different ways consistent with MultiPlan’s overall guiding principles for compensation.
For 2023, the Compensation Committee engaged Korn Ferry as its independent compensation consultant to assist in reviewing and evaluating our executive compensation program, determining an appropriate compensation peer group for purposes of analyzing and providing the Compensation Committee with competitive pay data, advising the Compensation Committee on executive compensation trends and developments, and assessing the risks of our compensation policies and practices.

Stockholder Feedback on Say-on-Pay in 2023
At our 2023 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers, with 98.8% of the votes cast in favor of our say-on-pay resolution. The Compensation Committee considered the results of the 2023 say-on-pay vote in its evaluation of our 2024 executive compensation program, and in light of the support our stockholders expressed last year, it did not make any material changes to our executive compensation program as a result of the 2023 say-on-pay vote.

Current Stockholder Advisory Vote on Executive Compensation
We are asking you to approve, on an advisory basis, the compensation of our named executive officers as described in this section of the proxy statement.
We are committed to sound executive compensation practices and corporate governance principles, and are working to ensure that our practices protect and further the interests of stockholders. We believe that our executive compensation program is structured to promote a performance-based culture which links the interests of management and stockholders and to support our business objectives. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, annual incentive compensation for shorter-term returns linked to annual Company performance, and long-term incentive compensation for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.
As discussed above in the section entitled “Business/Performance Highlights,” 2023 was a successful year for MultiPlan, both in terms of the financial performance we delivered, which was in line with our expectations, but also the tangible progress we made on our growth plan and improving our capital structure. The actions and efforts of the management team in 2023 further positioned MultiPlan for the future without sacrificing financial performance in the current year.
Given our financial performance in 2023 was in line with our expectations, our compensation program for 2023 worked as intended and consistent with our performance-based philosophy. Payouts in connection with our annual cash incentive plan were 100% of target for each of our non-CEO named executive officers and 89% of target for our CEO, who elected to forego $100,000 of his incentive cash payout for 2023 to reward other employees (excluding executive officers). Further, in line with our sound executive compensation practices and as a result of our depressed stock price at the time of our 2023 annual equity grants, we decided to not award options as a portion of our equity compensation program.
Finally, in 2023, we laid the groundwork to allow us to implement performance stock units as a component of our equity compensation program in 2024. To that end, on March 1, 2024 we made our annual equity awards, which for our named executive officers were comprised of 50% performance stock units, with the remaining 50% being in the form of restricted stock units. The performance stock units are subject to two financial metrics, revenue and relative total stockholder return, each weighted at 50%. Further, the performance stock units are also subject to a three year service requirement. We believe the implementation of performance stock units: (i) increases the portion of our executive compensation program that is performance-based; (ii) further aligns the interests of our senior leaders with our stockholders; and (iii) incentivizes superior performance over an extended period.
Accordingly, and as required pursuant to Section 14A of the Exchange Act, we ask our stockholders to vote to approve the following resolution at the Annual Meeting:

36

Executive Compensation
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, Executive Compensation Tables and narrative discussion related thereto, is hereby APPROVED.”
While the Board and the Compensation Committee will carefully consider the stockholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company. However, our Board values the opinions of our stockholders and, to the extent that there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Report of Compensation Committee
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the Company’s management. Based upon such review and the related discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
P. Hunter Philbrick, Chair
Anthony Colaluca, Jr.
Julie D. Klapstein

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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for fiscal year 2023 that we provided to each named executive officer. Our named executive officers for 2023 consist of each person who served as our principal executive officer or principal financial officer during 2023 and the three other individuals that served as executive officers during 2023.
Our named executive officers for fiscal year 2023 were as follows:

Dale A. White	Executive Chairman and former President & Chief Executive Officer
James M. Head	Executive Vice President & Chief Financial Officer
Jeffrey A. Doctoroff	Executive Vice President, General Counsel & Secretary
Michael C. Kim	Senior Vice President & Chief Information Officer
Carol H. Nutter	Senior Vice President & Chief People Officer
Leadership Changes in 2023 and 2024
In 2022, we engaged in a comprehensive search to identify and hire a Chief People Officer. Resulting from that search, Carol H. Nutter assumed the role on January 18, 2023.
On January 4, 2024, we announced a succession plan whereby Travis S. Dalton became our President and Chief Executive Officer succeeding Dale A. White on March 1, 2024. Mr. White remains an employee of the Company as Executive Chair of the Board.
In late 2023 and early 2024, we engaged in a comprehensive search to identify and hire a Chief Operating Officer. Resulting from that search, Jerome W. Hogge, III assumed the role on March 11, 2024.
Executive Compensation Objectives and Philosophy
The goal of our executive compensation program is to create long-term value for our investors, while at the same time rewarding our executives for superior financial performance and encouraging them to remain with us for long, productive careers.
We believe the most effective way to achieve this objective is to design an executive compensation program rewarding the achievement of specific annual financial goals and aligning executives’ interests with those of our investors by further rewarding performance above established goals and granting long-term incentive compensation in the form of equity grants. We use this philosophy as the foundation for evaluating and improving the effectiveness of our executive pay program. The following are the core elements of our executive compensation philosophy:

Market Competitive
Compensation levels and programs for executives, including the named executive officers, should be competitive relative to the marketplace in which we operate. It is important for us to leverage an understanding of what constitutes competitive pay in our market and build unique strategies to attract the high caliber talent we require to manage and grow MultiPlan.

Performance-Based	A significant portion of executive compensation should be performance-based pay that is “at risk,” based on financial goals, which reward both organizational and individual performance.
Investor Aligned	Incentives should be structured to create alignment between executives and investors.
Financially Efficient	Pay programs and features should attempt to minimize the impact on our earnings and maximize our tax benefits, all other things being equal.
By incorporating these elements, we believe our executive compensation program is responsive to our investors’ objectives and effective in attracting, motivating, and retaining the level of talent necessary to grow and manage our business successfully.

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Process for Determining 2023 Compensation
Role of Compensation Consultant and Consultant Independence
The Compensation Committee engaged Korn Ferry to serve as its independent compensation consultant for 2023. Korn Ferry’s engagement is focused on:
•reviewing and evaluating our executive compensation program as a whole, each principal element, and the mix of compensation;
•analyzing and providing the Compensation Committee with competitive pay data with respect to other peer companies;
•advising the Compensation Committee on executive compensation trends and developments; and
•assessing the risks of our compensation policies and practices that may have a material impact on the Company and advising on ways to mitigate any undue risks.
Korn Ferry attends Compensation Committee meetings relating to our executive compensation program and also reviews management’s recommendations regarding our compensation program.
Korn Ferry reports directly to the Compensation Committee and does not provide any material services to the Company beyond the services described above. The Compensation Committee received a written statement from Korn Ferry detailing its independence criteria and, based on such statement and other factors, the Compensation Committee determined that Korn Ferry was independent under the applicable SEC rules and NYSE Listing Standards and that engaging Korn Ferry did not present any conflicts of interest.
Determination of Compensation for 2023
In 2023, the Compensation Committee: (1) reviewed and approved all of the compensation elements for the named executive officers; and (2) reviewed and approved the executive compensation program.
When setting named executive officer compensation, the Compensation Committee seeks to achieve an appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. The Compensation Committee determines the number of shares of common stock granted to our named executive officers through equity awards or the target levels of other incentive awards on a discretionary basis, rather than formulaically, by considering the executive’s position, responsibilities, accomplishments, achievements, and tenure with the Company. The Compensation Committee may modify the mix of base salary, annual awards, and long-term awards as it deems appropriate based on a named executive officer’s specific circumstances.
In connection with establishing the named executive officers’ compensation for 2023, the Compensation Committee reviewed the benchmark data for each of the named executive officers, the recommendations of our compensation consultant, and the recommendations of our CEO with respect to the compensation of our named executive officers other than our CEO.
After completing this review, the Compensation Committee approved the base salaries, the bonus plan, and equity awards for each of the named executive officers.
Benchmarking Compensation
Korn Ferry assisted the Compensation Committee in determining the appropriate peer group of companies that are similar to us in size (based on revenue, EBITDA, and market cap), industry, performance, and operational complexity in order to benchmark compensation in the competitive market.

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Executive Compensation
For 2023, the compensation peer group included the following companies:

ACI Worldwide, Inc. Broadridge Financial Solutions, Inc. Clarivate Plc Concentrix Corporation CSG Systems International, Inc.	Evolent Health, Inc. Fair Isaac Corporation HealthEquity, Inc. Maximus, Inc. Premier, Inc.	R1 RCM Inc. Veeva Systems Inc. Veradigm Inc. WEX Inc.
The Compensation Committee considered the peer group benchmark data, data from published survey sources, and other relevant information when determining the appropriate compensation for the named executive officers, but did not benchmark to a prescribed percentage.
Considerations in Setting 2023 Compensation
The 2023 compensation of our named executive officers was set taking into account the named executive officers’ contributions to company-wide operating results and their individual performance objectives. The total target compensation (consisting of base salary, target annual incentive compensation, and long-term equity incentive compensation) for our named executive officers was designed to be competitive and based on actual achievement. A significant percentage of total target compensation in 2023 was allocated to variable compensation, paid only upon achievement of MultiPlan’s performance objectives.
Our compensation program provides increased pay opportunity correlated with superior performance. When evaluating base salary, the Compensation Committee reviews, among other factors, our overall financial and operating performance in the prior year as well as individual performance and the performance of the divisions, business units, or departments, as applicable, for which a named executive officer is responsible. The annual bonus plan was designed to emphasize and reward the named executive officers for corporate performance and hold them accountable for overall company results. The annual equity incentive awards were designed to incentivize the named executive officers to take prudent actions and increase our stockholder value in the long term.
Elements of Compensation

Element	Vehicle	Performance Period	Performance Measures	Purpose
Base Salary	Cash	Ongoing	Not Applicable	•Attract and retain individuals with superior talent and qualifications •Reflects individual performance, experience, and scope of responsibility
Annual Incentive	Cash	Annual	Revenue & Adjusted EBITDA	•Promotes our near-term performance objectives •Rewards individual contributions to the achievement of those objectives
Long-Term Incentive	Time Vested Stock Units	Typically four years	Equity value of the Company
•Ensures that our executives have a continuing stake in our long-term success and have incentives to increase our equity value
•Rewards management for taking prudent actions and achieving results that create stockholder value

The 2023 executive compensation program consisted of the following key elements: base salary, annual incentive compensation, and long-term equity incentive compensation in the form of time-vesting restricted stock units. Each element, which is further discussed below, is intended to reward and motivate executives in different ways consistent with MultiPlan’s overall guiding principles for compensation as described above. In addition to these key compensation elements, the named executive officers are provided certain other compensation. See “— Other Compensation.”
We believe that offering each of the key components of our executive compensation program is necessary to remain competitive in attracting and retaining talented executives. Base salaries are designed to reward executives for their individual performance, experience, and scope of responsibility and to attract and retain individuals with superior talent and qualifications. The annual

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Executive Compensation
incentive program promotes our near-term performance objectives and rewards individual contributions to the achievement of those objectives. We believe that providing long-term incentive compensation ensures that our executives have a continuing stake in our long-term success and have incentives to increase our equity value. Total compensation for each named executive officer is reviewed annually to ensure that the proportions of the executive’s short-term incentives and long-term incentives are properly balanced. When reviewing compensation levels, each component of compensation is reviewed independently, and the total pay package is reviewed in the aggregate.
Our compensation policy provides for a mix of performance-based and fixed compensation elements and the Compensation Committee strives to achieve an appropriate balance between these two types of compensation, as well as an appropriate mix of cash and equity-based compensation. The mix of compensation elements is designed to reward individual and team performance and enterprise value growth and is weighted towards at-risk compensation, both in the form of performance-based annual cash bonuses and equity-based compensation. The charts below illustrate the total target direct compensation for 2023 for Mr. White and the average of the other named executive officers.

CEO Target Mix of Pay

Salary
10%
STI
12%
LTI
78%
Variable
90%

Average NEO Target Mix of Pay

Salary
25%
STI
19%
LTI
56%
Variable
75%

Base Salary
Our base salary is designed to recognize the duties and responsibilities of each executive officer and the experience, knowledge, ability, and skill of the named executive officer that holds each such position. The base salaries are an important component of our executive compensation program and are critical in attracting and retaining executive talent. The named executive officers’ base salaries were initially set in their employment agreement or offer letter, as applicable, and are reviewed each year. In setting annual base salaries, the Compensation Committee takes into consideration our overall financial and operating performance in the prior year, our company-wide target for base salary increases for all employees, its members’ knowledge of market and competitive salary information, inflation, changes in the scope of an executive officer’s job responsibilities, other components of compensation, and other relevant factors. The Compensation Committee also reviews each named executive officer’s individual performance and the performance of the divisions, business units, or departments, as applicable, for which that person is responsible. For named executive officers other than the Chief Executive Officer, the Compensation Committee receives an evaluation from the Chief Executive Officer on that person’s performance and a recommendation for a salary adjustment. In 2023, Mr. White opted to forgo any merit increase and, as such, his base salary did not change from 2022 to 2023. Ms. Nutter also did not receive any merit increase in 2023 in light of her employment commencing in January 2023. Messrs. Head and Kim received the 4.0% merit increase that applied generally to salaried employees of MultiPlan. In connection with Mr. Doctoroff's promotion to Executive Vice President in February 2023, he received a 9.9% increase in base salary.

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Executive Compensation
The 2023 year-end base salary for each of the named executive officers was as follows:

Name	2023 Base Salary ($)
Mr. White	$750,000
Mr. Head	$520,000
Mr. Doctoroff	$405,000
Mr. Kim	$432,153
Ms. Nutter	$333,000
Incentive Compensation
In addition to receiving base salaries, each of the named executive officers is eligible to receive an annual incentive payment each year pursuant to our annual bonus plan. Our annual bonus plan is designed to create a link between the executive officer’s annual cash compensation and MultiPlan’s annual performance, and to reward the named executive officers when we meet our annual performance goals. As such, the annual incentive amount actually received by each named executive officer pursuant to our annual bonus plan is tied to our revenue and adjusted EBITDA performance during the year. In addition to the annual bonus plan, discretionary bonuses may be paid to our named executive officers from time to time.
2023 Annual Incentive Opportunity. For 2023, each named executive officer received an individualized target bonus percentage, represented as a percentage of salary. These target bonus percentages are initially set in the named executive officer’s employment agreement or offer letter, as applicable, and are reviewed each year. There were no increases in target bonus percentages from 2022 to 2023 other than an increase in Mr. Doctoroff's target bonus percentage from 50% to 70% in connection with his promotion to Executive Vice President and an increase in Mr. Kim's target bonus percentage from 50% to 70% in connection with a market adjustment to his compensation. The bonus that may be earned by a named executive officer ranges from 50% (at the threshold level of performance) to 150% (at the maximum level of performance) of the target bonus percentage multiplied by such named executive officer’s year-end annual base salary. For 2023, the bonus payable was based on the level of achievement of a revenue target of $950.2 million and an Adjusted EBITDA target of $622.7 million, with each performance target weighted at 50% of the overall potential bonus payout. Although these targets are below actual 2022 revenue and 2022 Adjusted EBITDA, the Compensation Committee set these targets taking into account market conditions and contractual rate changes with certain customers and believed these served as rigorous targets to achieve a bonus payout.
In order to be eligible to receive any payment under either the revenue or adjusted EBITDA component of the bonus, the Company must achieve at least 90% of such performance target. For each performance target, if achieved at the target level of performance, the executive will receive a bonus amount equal to 50% multiplied by the executive’s target bonus percentage multiplied by such executive’s year-end annual base salary (each, a “target bonus”). In the event that the Company exceeds the threshold level of performance for a performance target, but not the target level of performance, the bonus amount paid will be prorated on a straight-line basis and the executive will receive an amount between 50% and 100% of the target bonus for that performance target. In the event that the Company exceeds the target level of performance for a performance target, the executive will receive instead a bonus, prorated on a straight-line basis up to 150% of the target bonus for that performance target, with that maximum payout being achieved if the target level of performance for the performance target is exceeded by 10%.
The target bonus percentage for each of the named executive officers were as follows:

Name	Annual Incentive Target % of Base Salary	Base Salary ($)	Annual Incentive Target ($)
Mr. White	125%	750,000	937,500
Mr. Head	100%	520,000	520,000
Mr. Doctoroff	70%	405,000	283,500
Mr. Kim	70%	432,153	302,507
Ms. Nutter	50%	333,000	166,500

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Actual 2023 Annual Incentive Payout. For 2023, following adjustments permitted under our annual bonus plan that were made by the Compensation Committee to take into account the acquisition of BST and certain legal reserves that were established, the Company was deemed to have achieved revenue of $952.0 million and Adjusted EBITDA of $621.5 million, resulting in revenues of 100.2% of target and Adjusted EBITDA of 99.8% of target. Correspondingly, for each of the named executive officers, the 50% weighted revenue payout for 2023 was 101.0% of target and the 50% weighted Adjusted EBITDA payout was 99.0% of target, with the total payout equal to 100.0% of target. Consequently, the Compensation Committee approved a total payout equal to 100% of the target bonus percentage for each of the bonus-eligible named executive officers. However, Mr. White elected to forego $100,000 of his approved total payout, with such $100,000 being added back to the bonus pool to be used for bonuses for other employees (excluding executive officers). Therefore, the 2023 bonus payouts were as follows:

Name	Revenue Payout ($)	Adjusted EBITDA Payout ($)	Total Payout ($)
Mr. White	422,937	414,563	837,500
Mr. Head	262,600	257,400	520,000
Mr. Doctoroff	143,167	140,333	283,500
Mr. Kim	152,766	149,741	302,507
Ms. Nutter	84,082	82,418	166,500
Long-Term Equity Incentive Compensation
The long-term incentive component of our executive compensation program is designed to provide compensation that motivates and rewards long-term performance, aligns the interests of our named executive officers with our stockholders, builds a culture of ownership, promotes retention, and balances long-term operating decisions with short-term goals. To accomplish these objectives, in 2023, the Compensation Committee granted equity awards in the form of restricted stock units to each named executive officer having a grant date fair value that is equal to the total value of their annual equity award. The dollar amount of these equity awards granted in 2023 was a multiple of 2022 base salary, except in the case of Mr. White who receives a fixed dollar amount (i.e., $6,000,000) as set out in the White Employment Agreement. The following table sets out these amounts.

Name	2022 Base Salary ($)	Multiple	2023 Equity Award Amount ($)
Mr. White	750,000	FIXED	6,000,000
Mr. Head	500,000	4.0	2,000,000
Mr. Doctoroff	368,582	2.0	737,164
Mr. Kim	415,532	1.5	623,298
Ms. Nutter	333,000	1.5	499,500
There was no change from 2022 to 2023 in the multiples set forth above or how the dollar amount of equity awards was determined.
Time-Based Restricted Stock Units. A restricted stock unit is a commitment by us to issue a share of our Class A common stock for each unit at the time the restrictions set forth in the award agreement lapse. The Compensation Committee believes that granting time-based restricted stock units aligns the interests of the named executive officers with the interests of our stockholders and encourages retention. Restricted stock units are forfeited upon termination of employment with us if the restrictions set forth in the award agreements are not satisfied (except with respect to a Qualifying Retirement under the White Employment Agreement as described below under “Potential Payments upon Termination or Change in Control”). Time-based restricted stock units granted to the named executive officers vest ratably over four years except in special circumstances as determined by the Compensation Committee (such as a person nearing retirement age or as is described above with respect to Qualifying Retirement under the White Employment Agreement as described below under “Potential Payments upon Termination or Change in Control”).

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Executive Compensation
In 2023, the Compensation Committee awarded restricted stock units to our named executive officers as follows:

Name	Award Date Value ($)	Restricted Stock Units Awarded (#)
Mr. White	6,000,000	6,666,666
Mr. Head	2,000,000	2,222,222
Mr. Doctoroff	737,164	819,071
Mr. Kim	623,298	692,553
Ms. Nutter	499,500	555,000
All the above grants were made on March 1, 2023. For all named executive officers, the number of restricted stock units awarded on March 1, 2023 was calculated by dividing the target award date value of each named executive officer’s respective award by $0.90, the closing price of our common stock on the NYSE on March 1, 2023, the date of award.
Stock Options. Although we have historically awarded nonqualified stock options as a portion of our long-term equity program (50% of the overall long-term equity incentive in the case of our named executive officers), we did not do so in 2023. The Compensation Committee made this decision due to the depressed trading price of our stock at the time of grant.
For additional discussion regarding the details of the grants made to the named executive officers in 2023, see “–Grants of Plan Based Awards Table."
Other Compensation
Benefits
We provide various employee benefit programs to our named executive officers, including medical, vision, dental, life insurance, accidental death & dismemberment, long-term disability, short-term disability, health savings accounts, and wellness programs. These benefit programs are generally available to all of our U.S.-based employees. For certain of these benefits, namely medical, vision and dental, we pay a portion of the required premiums and our employees pay the remainder of such premiums.
These benefits are provided to the named executive officers (and our other employees) to eliminate potential distractions from performing their regular job duties. We believe the cost of these programs is counterbalanced by an increase in productivity by the executives receiving access to them.
Defined Contribution Plan
We maintain a defined contribution plan that is tax-qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and that we refer to as the “401(k) Plan.” The 401(k) Plan is offered on a nondiscriminatory basis to our full-time regular employees, including our named executive officers, and our eligible part-time and temporary employees. Subject to certain limitations imposed by the Code, the 401(k) Plan permits eligible employees to defer receipt of portions of their eligible compensation by making contributions, including after-tax Roth contributions and catch-up contributions.
After an employee’s first anniversary of employment, we provide matching contributions to the 401(k) Plan in an amount equal to 50% of each participant’s contribution up to a maximum of 5% of the participant’s annual eligible salary, subject to certain other limits. Participants are 100% vested in their individual contributions and vest 20% per year of credited vesting service in the matching contributions until they are 100% vested in matching contributions at the completion of the fifth year of credited vesting service. Participants receive one year of vesting service for each plan year in which they have at least 1,000 hours of service, commencing after the first anniversary of employment.
We believe that matching contributions assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-deferred basis and to achieve financial security, thereby promoting retention.
Severance Arrangements
We believe that reasonable and appropriate severance benefits are necessary in order to be competitive in our executive attraction and retention efforts. As discussed below, the employment agreements and offer letters, as applicable, we entered into with our named executive officers provide for certain payments, rights, and benefits to the named executive officers upon certain qualifying terminations from MultiPlan. See “Potential Payments upon Termination or Change in Control” below for a description of these benefits.

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Executive Compensation
Key 2024 Compensation Decisions
In 2023, we laid the groundwork to allow us to implement performance stock units as a component of our equity compensation program in 2024. To that end, on March 1, 2024 we made our annual equity awards, which for our named executive officers were comprised of 50% performance stock units, with the remaining 50% being in the form of restricted stock units. The performance stock units are subject to two financial metrics, revenue and relative total stockholder return, each weighted at 50%. Further, the performance stock units are also subject to a three year service requirement. We believe the implementation of performance stock units: (i) increases the portion of our executive compensation program that is performance-based; (ii) further aligns the interests of our senior leaders with our stockholders; and (iii) incentivizes superior performance over an extended period.
Clawback Policy
The Company has adopted an Incentive Compensation Clawback Policy in order to help ensure that incentive compensation is paid or awarded based on accurate financial results and the correct calculation of performance against incentive targets. If the Compensation Committee determines, in its discretion, that incentive compensation of a covered employee, including all current and former executive officers, was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed, directly or indirectly, by a covered employee’s fraud, willful misconduct, or gross negligence, the Compensation Committee will review the incentive compensation paid, granted, vested, settled, or accrued based on the prior inaccurate results. To the extent practicable, and as permitted by and consistent with applicable law, the Compensation Committee will determine seek to recover or cancel the difference between (i) any incentive compensation paid, granted, vested, settled, or accrued based on the belief that the Company or the segment had met or exceeded performance targets that would not have been met had the financial information been accurate, and (ii) the incentive compensation in which the covered employee would have been paid or awarded based on the accurate financial information or restated results, as applicable.
In addition, the 2020 Omnibus Incentive Plan contains clawback provisions that all awards made under the plan are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with any clawback, forfeiture or other similar policy adopted by the Company or as otherwise required by law. To the extent that an award recipient receives any amount in excess of the amount that such award recipient should otherwise have received under the terms of an award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the award recipient will be required to repay any such excess amount to the Company.
We have amended our Incentive Compensation Clawback Policy as necessary to comply with the SEC’s recently finalized rules on clawbacks once the NYSE has finalized and adopted its related listing standards.
Tax and Accounting Implications
We operate our compensation programs with the good faith intention of complying with Section 409A of the Code. We account for equity-based payments with respect to our long-term equity incentive award programs in accordance with the requirements of FASB ASC Topic 718, Compensation — Stock Compensation.

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Executive Compensation
Executive Compensation Tables
Summary Compensation Table
The following table summarizes the total compensation earned during the last three fiscal years by the named executive officers.

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)	Stock Awards ($)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(7)	Total ($)
Mr. White(1) Executive Chair and former President & Chief Executive Officer	2023	750,000	—	6,000,000	—	837,500	—	8,250	7,595,750
	2022	719,436	—	3,000,000	6,757,427	246,094	—	7,625	10,730,582
	2021	485,109	—	2,499,594	2,500,000	485,109	—	7,250	5,977,062
Mr. Head(2) Executive Vice President & Chief Financial Officer	2023	516,923	—	2,000,000	—	520,000	—	8,250	3,045,173
	2022	500,000	—	—	2,000,000	262,500	—	962	2,763,462
	2021	28,905	—	—	2,457,698	—	—	—	2,486,603
Mr. Doctoroff Executive Vice President & General Counsel	2023	398,564	—	737,164	—	283,500	—	8,250	1,427,478
	2022	367,470	—	361,355	361,355	96,753	—	7,625	1,194,558
	2021	361,355	—	354,262	354,267	180,677	—	7,250	1,257,811
Mr. Kim Senior Vice President & Chief Information Officer	2023	429,596	—	623,298	—	302,507	—	8,250	1,363,651
	2022	414,278	—	305,538	305,538	109,077	—	7,625	1,142,056
	2021	407,384	—	299,546	299,546	203,692	—	7,250	1,217,418
Ms. Nutter(3) Senior Vice President & Chief People Officer	2023	304,823	125,000	499,500	—	166,500	—	—	1,095,823

(1)Mr. White became our Executive Chairman on March 1, 2024. From February 1, 2022 to February 29, 2024, Mr. White was our President and Chief Executive Officer. From August 1, 2021 to January 31, 2022, Mr. White was our President and Chief Operating Officer.
(2)Mr. Head commenced employment with us on November 29, 2021.
(3)Ms. Nutter commenced employment with us on January 18, 2023.
(4)The amounts in the “Salary” column represent the base salary earned by each named executive officer for the applicable fiscal year.
(5)The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock units and shares of restricted stock granted during the applicable fiscal year in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of Stock Awards granted in 2023, please see Note 2 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(6)The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent an amount equal to the annual performance-based cash bonuses that were earned under our 2023 annual bonus plan, and paid in March 2024. See “Compensation Discussion and Analysis-Elements of Compensation -Annual Incentive Compensation” for a description of the bonuses for 2023.
(7)The amounts in the “All Other Compensation” column represent MultiPlan contributions to our 401(k) Plan for each of the named executive officers. Ms. Nutter was not eligible for MultiPlan contributions to our 401(k) Plan in 2023 and, therefore, did not receive any such contributions in 2023.

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Executive Compensation
Grants of Plan-Based Awards Table
The following table provides information with respect to grants of plan-based awards to our named executive officers during 2023.

		Estimated Future Payout Under Non-Equity Incentive Plan Awards			Estimated Future Payout Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Mr. White	2/27/23	468,750	937,500	1,406,250	—	—	—	—	—	—	—
	3/1/23	—	—	—	—	—	—	6,666,666	—	—	6,000,000
Mr. Head	2/27/23	260,000	520,000	780,000	—	—	—	—	—	—	—
	3/1/23	—	—	—	—	—	—	2,222,222	—	—	2,000,000
Mr. Doctoroff	2/27/23	141,750	283,500	425,250	—	—	—	—	—	—	—
	3/1/23	—	—	—	—	—	—	819,071	—	—	737,164
Mr. Kim	2/27/23	151,254	302,507	453,761	—	—	—	—	—	—	—
	3/1/23	—	—	—	—	—	—	692,553	—	—	623,298
Ms. Nutter	2/27/23	83,250	166,500	249,750	—	—	—	—	—	—	—
	3/1/23	—	—	—	—	—	—	555,000	—	—	499,500
(1) Relates to our cash incentive award opportunity under the Company’s 2023 annual bonus plan, the terms of which are summarized under “Compensation Discussion and Analysis – Annual Incentive Compensation.” For 2023, the Compensation Committee approved a threshold eligibility requirement of $855.2 million in revenue and $560.4 million in Adjusted EBITDA and a revenue performance target of $950.2 million and Adjusted EBITDA performance target of $622.7 million. For purposes of this table, the columns assume that the threshold eligibility requirement is met and payouts are as follows: (A) Threshold: revenue performance target and Adjusted EBITDA performance target, each 50%; (B) Target: revenue performance target and Adjusted EBITDA performance target, each 100%; and (C) Maximum: revenue performance target and Adjusted EBITDA performance target, each 150%. For the actual amounts paid to the named executive officers pursuant to the Company’s 2023 annual bonus plan, see the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(2)Relates to restricted stock unit awards granted under our 2020 Omnibus Incentive Plan on March 1, 2023, which vest 25% per year on March 1 of each 2024, 2025, 2026, and 2027.
(3)Represents aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For additional information, including a discussion of the assumptions used to calculate these values, see Note 2 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

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Executive Compensation
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements with Named Executive Officers
Messrs. White and Head have entered into employment agreements with MultiPlan and/or one of its affiliates and Messrs. Doctoroff and Kim and Ms. Nutter have entered into employment offer letters with MultiPlan and/or one of its affiliates. The employment agreements and offer letters provide the terms of the named executive officer’s compensation, including, if applicable, severance compensation and benefits in the event of a termination of employment, and the employment agreements contain restrictive covenants.
Mr. White
MultiPlan is a party to an employment agreement with Mr. White, dated January 31, 2022 (the “White Employment Agreement”).
The White Employment Agreement provides for an initial three-year term, beginning on January 31, 2022, with automatic renewal of the employment term for successive one-year periods thereafter. Pursuant to the White Employment Agreement, Mr. White is entitled to:
•an annual base salary of $750,000, subject to adjustment by the Compensation Committee from time to time;
•commencing in 2022, an annual bonus opportunity with a target amount equal to 125% of his annual base salary, with the annual bonus awards opportunity based on the achievement of performance goals established by the Compensation Committee; and
•beginning in the first quarter of 2022, an annual equity grant having a grant date fair value of not less than $6,000,000, in the same form and proportion of award type and with the same vesting conditions as applicable to other similarly situated executive officers receiving grants at the same time, as determined by the Compensation Committee.
For a description of the restrictive covenants contained in the White Employment Agreement and benefits to which Mr. White would be entitled under his employment agreement in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.
Mr. Head
MultiPlan is party to an employment agreement with Mr. Head, dated November 15, 2021 (the “Head Employment Agreement”). The Head Employment Agreement provides for an initial five-year term, beginning on November 29, 2021, with automatic renewal of the employment term for successive one-year periods thereafter. Pursuant to the Head Employment Agreement, Mr. Head is entitled to:
•an annual base salary of $500,000, subject to adjustment by the Compensation Committee from time to time ($520,000 in 2023);
•commencing in 2022, an annual bonus opportunity with a target amount equal to 100% of his annual base salary, with the annual bonus awards opportunity based on the achievement of performance goals established by the Compensation Committee; and
•beginning in the first quarter of 2022, an annual equity grant having a grant date fair value of not less than 400% of his annual base salary, in the same form and proportion of award type and with the same vesting conditions as applicable to other similarly situated executive officers receiving grants at the same time, as determined by the Compensation Committee.
For a description of the restrictive covenants contained in Mr. Head’s employment agreement and benefits to which Mr. Head would be entitled under his employment agreement in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.
Mr. Doctoroff
MultiPlan was party to an offer letter with Mr. Doctoroff, dated June 25, 2014 (the “2014 Doctoroff Offer Letter”) through February 24, 2023. MultiPlan entered into a new offer letter with Mr. Doctoroff on February 27, 2023 (the "2023 Doctoroff Offer Letter") in connection with his promotion to Executive Vice President, the terms of which became effective on February 25, 2023.
Pursuant to the 2014 Doctoroff Offer Letter, Mr. Doctoroff serves in the position of Senior Vice President and General Counsel and is entitled to:
•an annual base salary of $310,000 ($368,582 in 2022); and

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•an annual bonus opportunity with a target amount equal to 50% of his annual base salary.
Pursuant to the 2023 Doctoroff Offer Letter, Mr. Doctoroff serves in the position of Executive Vice President, General Counsel and Secretary and is entitled to:
•an annual base salary of $405,000; and
•an annual bonus opportunity with a target amount equal to 70% of his annual base salary.
Mr. Kim
MultiPlan is party to an offer letter with Mr. Kim, dated October 31, 2013 (the “Kim Offer Letter”). Pursuant to the Kim Offer Letter, Mr. Kim serves in the position of Senior Vice President and Chief Information Officer and is entitled to:
•an annual base salary of $350,000 ($432,153 in 2023); and
•an annual bonus opportunity with a target amount equal to 50% of his annual base salary (70% in 2023).
Ms. Nutter
MultiPlan is party to an offer letter with Ms. Nutter, dated November 29, 2023 (the “Nutter Offer Letter”). Pursuant to the Nutter Offer Letter, Ms. Nutter serves in the position of Senior Vice President and Chief People Officer and is entitled to:
•an annual base salary of $333,000;
•an annual bonus opportunity with a target amount equal to 50% of her annual base salary; and
•a target annual equity grant of 150% of her annual base salary.
Outstanding Equity Awards at Fiscal Year End Table
The following table includes information with respect to equity awards held by our named executive officers as of December 31, 2023. None of the named executive officers had any equity awards granted prior to 2021 outstanding on December 31, 2023.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. White	336,020	336,023	(1)	—	9.29	6/23/31	7,398,761	10,654,216	—	—
	156,250	468,750	(2)	—	7.50	2/18/32	—	—	—	—
	201,612	604,839	(2)	—	10.00	2/18/32	—	—	—	—
	245,098	735,294	(2)	—	12.50	2/18/32	—	—	—	—
	375,000	1,125,000	(3)	—	3.75	3/1/32	—	—	—	—
Mr. Head	226,756	226,758	(4)	—	7.50	11/29/31	2,222,222	3,200,000	—	—
	284,900	284,900	(4)	—	10.00	11/29/31	—	—	—	—
	347,222	347,222	(4)	—	12.50	11/29/31	—	—	—	—
	250,000	750,000	(3)	—	3.75	3/1/32
Mr. Doctoroff	47,616	47,617	(1)	—	9.29	6/23/31	910,095	1,310,537	—	—
	45,169	135,508	(3)	—	3.75	3/1/32	—	—	—	—
Mr. Kim	40,260	40,263	(1)	—	9.29	6/23/31	769,517	1,108,104	—	—
	38,192	114,577	(3)	—	3.75	3/1/32	—	—	—	—
Ms. Nutter	—	—		—	—	—	555,000	799,200
(1)Relates to option awards granted under our 2020 Omnibus Incentive Plan on June 23, 2021 with respect to Messrs. White, Doctoroff, and Kim, each of which vest 25% per year on March 29, 2022, 2023, 2024, and 2025.

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(2)Relates to option awards granted under our 2020 Omnibus Incentive Plan on February 18, 2022 to Mr. White in connection with his promotion to President and Chief Executive Officer, which vest 25% per year on February 18, 2023, 2024, 2025, and 2026.
(3)Relates to option awards granted under our 2020 Omnibus Incentive Plan on March 1, 2022 with respect to Messrs. White, Head, Doctoroff, and Kim, each of which vest 25% per year on March 1, 2023, 2024, 2025, and 2026.
(4)Relates to option awards granted under our 2020 Omnibus Incentive Plan on November 29, 2021 to Mr. Head in connection with the commencement of his employment with the Company, which vest 25% per year on November 29, 2022, 2023, 2024, and 2025.
(5)Relates to restricted stock unit awards granted under our 2020 Omnibus Incentive Plan on: (i) June 23, 2021, which vest 25% per year on March 29, 2022, 2023, 2024, and 2025, with respect to Messrs. White, Doctoroff, and Kim; (ii) on March 1, 2022, which vest 25% per year on March 1, 2023, 2024, 2025, and 2026, with respect to Messrs. White, Doctoroff, and Kim; and (iii) on March 1, 2023, which vest 25% per year on March 1, 2024, 2025, 2026, and 2027.
(6)Based on the closing price per share of our Class A common stock on December 31, 2023 of $1.44.
Option Exercises and Stock Vested Table
The following table includes information regarding the amounts realized (before any tax withholding) by each of our named executive officers upon vesting of restricted stock units during 2023. None of our named executive officers exercised stock options in 2023.

	Stock Awards
Name(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. White	266,312	251,713
Mr. Doctoroff	33,498	31,853
Mr. Kim	28,324	26,933
(1)Mr. Head and Ms. Nutter did not have any stock vest in 2023 and, therefore, they are omitted from this table.
(2)Value realized upon vesting is based upon closing price of our Class A common stock on the vesting date.
Pension Benefits and Nonqualified Deferred Compensation
Our named executive officers do not participate in any pension or nonqualified deferred compensation plans and received no pension benefits or nonqualified deferred compensation during the year ended December 31, 2023.
CEO Pay Ratio
Under rules adopted pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO. The following describes our methodology for identifying and calculating the total compensation paid to our median employee and the resulting CEO pay ratio.
The applicable rules require us to identify the median employee by use of a “consistently applied compensation measure,” or CACM, which we did for fiscal year 2021. In doing so, we chose a CACM based on total cash compensation paid during the year. As permitted under the SEC rules, we are using the same median employee as was identified for purposes of our fiscal 2021 CEO pay ratio, as we believe the changes in our employee population and compensation arrangements have not significantly impacted our pay ratio disclosure.
After applying the methodology described above, we concluded that our median employee works as an Analyst in our Claims Review Department with an annual total compensation of $57,639 in fiscal year 2023. Our CEO’s annual total compensation was $7,595,750 for fiscal year 2023, as reported in the Summary Compensation Table in this proxy statement. Based on the described methodology, our CEO to median employee pay ratio is 132:1.
This information is being provided for compliance purposes only. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions. Also, as a result of our methodology used to determine the pay ratio, our pay ratio may not be comparable to the pay ratios of other companies because other companies may rely on different methodologies, estimates or assumptions, or may make adjustments that we do not make.

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Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “Compensation Actually Paid” (“CAP”) for Messrs. White and Tabak, our principal executive officers (“PEOs”), and “Average Compensation Actually Paid” by the Company for our non-PEO named executive officers (“Non-PEO NEOs”), as each such term is defined in Item 402(v), and the financial performance and total stockholder return (“TSR”) of the Company for each of the 2020, 2021, 2022 and 2023 fiscal years, calculated in a manner consistent with Item 402(v). In determining CAP, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table (“SCT”) for the applicable fiscal years, as Item 402(v)’s valuation methods for this table differ from those required in the SCT. For a more accurate description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our named executive officers, see the “Compensation Discussion and Analysis” section of this proxy statement.

					Average SCT Total for Non-PEO NEOs ($)(4)(5)	Average CAP to Non-PEO NEOs ($)(4)(5)	Value of Fixed $100 Investment Based on:			Company Selected Measure: Adjusted EBITDA ($ in thousands)(8)
Year	SCT Total for PEO ($)	CAP to PEO ($)(3)	SCT Total for PEO ($)	CAP to PEO ($)(3)			TSR ($)(6)	Peer Group TSR ($)(6)	Net Income ($ in thousands)(7)
2023(1)	7,595,750	11,626,661	—	—	1,733,031	2,356,239	14.88	85.22	(91,697)	618,045
2022(1)	10,730,582	2,058,584	—	—	1,700,025	138,203	11.88	117.13	(572,912)	768,878
2022(2)	—	—	2,631,049	2,368,975	1,700,025	138,203	11.88	117.13	(572,912)	768,878
2021(2)	—	—	9,016,080	6,549,945	3,308,731	2,410,564	45.76	137.40	102,080	838,325
2020(2)	—	—	5,974,236	5,974,236	2,812,800	2,812,800	82.54	116.75	(520,564)	706,313
(1)    The PEO for this row is Mr. White, who was appointed Chief Executive Officer on February 1, 2022 and continued to serve as our Chief Executive Officer until March 1, 2024.
(2)    The PEO for this row is Mr. Tabak, who served as our Chief Executive Officer until January 31, 2022, at which point he retired.
(3)    In accordance with the requirements of Item 402(v)(2)(iii), to determine CAP, we began with the totals disclosed in the SCT above and then made the following adjustments. For 2023, we deducted $6,000,000, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $9,599,999, which was the fair value at December 31, 2023 of restricted stock units granted in 2023 (all of which remain unvested), we then added $430,912, which was the change in fair value of stock options and restricted stock units granted prior to 2023 from December 31, 2022 to December 31, 2023, in the case of such awards that remained outstanding and unvested as of December 31, 2023, or to the date of vesting, in the case of such awards that vested during 2023. For 2022: (a) with respect to Mr. White, we deducted $9,757,427, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $2,231,839, which was the fair value at December 31, 2022 of stock options and restricted stock units granted in 2022 (all of which remain unvested), we then deducted $1,146,410, which was the change in fair value of stock options and restricted stock units granted prior to 2022 from December 31, 2021 to December 31, 2022, in the case of such awards that remained outstanding and unvested as of December 31, 2022, or to the date of vesting, in the case of such awards that vested during 2022; (b) with respect to Mr. Tabak, we deducted $0, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we then added $262,074, which was the change in fair value of restricted stock units granted prior to 2022 from December 31, 2021 to the date of vesting for awards that vested during 2022. For 2021, we deducted $6,999,997, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $3,579,344, which was the fair value at December 31, 2021 of restricted stock units and shares of restricted stock granted in 2021 that remained unvested as of December 31, 2021, we then added $954,518, which was the change in fair value of restricted stock units granted in 2021 that vested in 2021 from the date of grant to the date of vest. For 2020, no adjustments were made the totals disclosed in the SCT to reach CAP as no equity awards were granted or outstanding in 2020.
(4)     The Non-PEO NEOs included for 2024 are Messrs. Head, Doctoroff and Kim and Ms. Nutter; for 2023 are Messrs. Head, Doctoroff and Kim and Ms. Nutter; for 2022 are Messrs. Head, Doctoroff and Kim; for 2021 are Messrs. Head, White, Doctoroff, Kim, David L. Redmond and Paul Galant; and for 2020 are Messrs. Redmond, White, Kim and Doctoroff.
(5)    To determine Average CAP, we began with the average of the totals disclosed in the SCT above for our non-PEO NEOs and then made the following adjustments. For 2023, we deducted $964,991, which is the sum of the average of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $1,543,985, which was the average fair value at December 31, 2023 of restricted stock units granted in 2023 (all of which remain unvested), we then added $55,918 which was the average change in fair value of stock options and restricted stock units granted prior to 2023 from December 31, 2022 to December 31, 2023, in the case of such awards that remained outstanding and unvested as of December 31, 2023, or the date of vesting, in the case of such awards that vested during 2023. For 2022, we deducted $1,111,262, which is the sum of the average of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $265,784, which was the average fair value at December 31, 2022 of stock options and restricted stock units granted in 2022 (all of which remain unvested), we then deducted $716,344 which was the average change in fair value of stock options and restricted stock units granted prior to 2022 from December 31, 2021 to December 31, 2022, in the case of such awards that remained outstanding and

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unvested as of December 31, 2022, or the date of vesting, in the case of such awards that vested during 2022. For 2021, we deducted $2,165,817, which is the sum of the average of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $819,524, which was the average fair value at December 31, 2021 of stock options and restricted stock units granted in 2021 that remained unvested as of December 31, 2021, we then added $448,126, which was the average change in fair value of restricted stock units granted in 2021 that vested in 2021 from the date of grant to the date of vest. For 2020, no adjustments were made to the average of the totals disclosed in the SCT to reach Average CAP as no equity awards were granted or outstanding in 2020.
(6)    The peer group used for this Pay versus Performance analysis is the S&P Composite 1500 Health Care Technology Index (the “HCT Index”). The table assumes that the value of the investment in our Class A common stock and the HCT Index was $100 at October 9, 2020, which was the first day our Class A common stock was traded on the New York Stock Exchange, and that all dividends paid by those companies included in the HCT Index were reinvested. The table is based on historical data and is not necessarily indicative of future performance.
(7)    As reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, these amounts reflect “net income” of the Company.
(8)    For purposes of Item 402(v)(2)(iii), we have identified adjusted EBITDA as our Company-Selected Measure. Although adjusted EBITDA is an important financial performance measure that the Compensation Committee considers when making executive compensation decisions with the intent of aligning compensation with Company performance and has been selected as a co-equal performance metric under our 2023 bonus plan, the Compensation Committee does not evaluate CAP as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations or use any financial performance measure specifically to link CAP to Company performance.
Narrative Disclosure to Pay versus Performance Table
The most important financial metrics used in determining compensation of our named executive officers are revenue and adjusted EBITDA, as each of these metrics are 50% weighted in determining payouts under our cash bonus plans in 2021 through 2023. Between these two metrics, the Compensation Committee believes that adjusted EBITDA is more important in determining compensation of our named executive officers.
We believe the above table reinforces our pay for performance philosophy. We first note that CAP is significantly less than the amounts reported in the SCT for each of 2022 and 2021. This is due to the decrease in the price of our common stock over the applicable time periods, as the year-end value of restricted stock units and stock options or, in the case of awards that have vested, the value at the date of vesting, was lower in those two years than the value at grant date or end of the preceding year. In 2023, however, CAP is more than the amounts reported in the Summary Compensation Table. This is due to a TSR of over 25% during 2023 and a TSR of 60% from March 1, 2023 (the date of grant for our 2023 equity awards) through December 31, 2023. As a result, equity awards granted prior to 2023 generally increased in value over the year and the equity awards granted on March 1, 2023 significantly increased in value between March 1, 2023 and December 31, 2023.
In this way, our CAP is closely linked to our TSR, which as shown in the above table, has been negative in 2021 and 2022 and in those years lagged well behind the peer group used for purposes of this Pay versus Performance analysis. Conversely, our TSR was positive in 2023 and in line with the peer group used for purposes of this Pay versus Performance analysis. As such, we believe that when comparing TSR and CAP, our pay for performance philosophy is supported.
Net income, on the other hand, is much less linked to the CAP set forth in the above table given it does not have any impact on the adjustments made to reach CAP and does not play any role in how we determine NEO compensation. Although net income significantly increased from 2020 to 2021, it declined significantly from 2021 to 2022, in large part due to a $662.2 million impairment of goodwill and indefinite-lived intangible assets taken in 2022, primarily due to macroeconomic factors resulting in higher interest and discount rates in 2022. From 2022 to 2023, net income increased significantly given there was no similar impairment, although our 2023 net income fell short of 2021 net income.
We believe that adjusted EBITDA is a more useful metric than net income in determining the performance of our business and, for this reason, we use it in determining compensation of our named executive officers and thus it has a direct impact on the figures in the above table. Our adjusted EBITDA increased from 2020 to 2021 and the Compensation Actually Paid for our PEO also increased over that time while the Average Compensation Actually Paid to our Non-PEO NEOs remained generally flat. Our adjusted EBITDA fell short of our expectations in 2022 and CAP also decreased from 2021 to 2022, due to lower annual cash bonuses but, as discussed above, due in larger part to the negative TSR in 2022 and its corresponding impact on the value of outstanding equity awards. In 2023, although our adjusted EBITDA decreased as a result of market conditions and contractual rate changes with certain customers, it was generally in-line with our expectations. As such, annual cash bonuses payable to our named executive officers were generally paid out at target. Although this increase in annual cash bonus payouts contributed to CAP increasing year-over-year, our positive TSR in 2023 discussed above played a much larger role in this increase. Although adjusted EBITDA does influence CAP, and does therefore support our pay for performance philosophy, adjusted EBITDA is not as influential on CAP as TSR for the periods presented.

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Tabular List of Financial Performance Measures
In accordance with the requirements of Item 402(v)(6), we have identified an unranked list of the most important financial performance measures, which the Compensation Committee considered when making executive compensation decisions for 2023. The use of each performance measure other than stock price is further described in the “Compensation Discussion and Analysis” section of this proxy statement. The value of our equity awards is significantly impacted by the value of our common stock. Since equity awards are a key component of our named executive officers’ total target compensation, our stock price functionally serves as a third important financial metric in determining their compensation.
•Adjusted EBITDA
•Revenue
•Stock Price

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of our Company with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Potential Payments Upon Termination or Change in Control
Severance Benefits Upon Termination
Mr. White
The severance payments and benefits due to Mr. White in connection with certain terminations of employment with MultiPlan as of December 29, 2023 are set forth in the White Employment Agreement.
Pursuant to the White Employment Agreement, in the event of a termination of employment by MultiPlan without “cause” (as defined in the White Employment Agreement), by Mr. White for “good reason” (as defined in the White Employment Agreement), or as a result of non-extension of the term of the employment agreement by MultiPlan, in each case, subject to Mr. White’s execution of a general release of claims in favor of MultiPlan and continued compliance with the restrictive covenants set forth in the White Employment Agreement, Mr. White will receive: (i) a cash payment equal to 1.5 times the sum of Mr. White’s annual base salary and target bonus opportunity, payable in 18 equal monthly installments; (ii) a lump sum cash payment equal to the product of: (A) the greater of (x) Mr. White’s annual bonus paid or payable in respect of the fiscal year prior to the fiscal year in which the termination occurred; or (y) the target bonus opportunity, multiplied by (B) a fraction, the numerator of which is the number of days elapsed from the commencement of such fiscal year through the date of termination and the denominator of which is 365 (or 366, as applicable); and (iii) COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. White obtains other employment that offers group health benefits.
Pursuant to the terms of the White Employment Agreement, Mr. White is subject to non-competition and non-solicitation covenants that apply during his employment and 18 months following termination of employment with MultiPlan, as well as indefinite covenants of confidentiality and non-disparagement.
Mr. Head
The severance payments and benefits due to Mr. Head in connection with certain terminations of employment with MultiPlan as of December 29, 2023 are set forth in the Head Employment Agreement.
Pursuant to the Head Employment Agreement, in the event of a termination of employment by MultiPlan without “cause” (as defined in the Head Employment Agreement), by Mr. Head for “good reason” (as defined in the Head Employment Agreement), or as a result of non-extension of the term of the employment agreement by MultiPlan, in each case, subject to Mr. Head’s execution of a general release of claims in favor of MultiPlan and continued compliance with the restrictive covenants set forth in the Head Employment Agreement, Mr. Head will receive: (i) a cash payment equal to the sum of Mr. Head’s annual base salary and target bonus opportunity, payable in 12 equal monthly installments and (ii) payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. Head obtains other employment that offers group health benefits.
Pursuant to the terms of the Head Employment Agreement, Mr. Head is subject to non-competition and non-solicitation covenants that apply during his employment and the 18 months following termination of employment with MultiPlan, as well as indefinite covenants of confidentiality and non-disparagement.

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Executive Compensation
Mr. Doctoroff
Pursuant to the terms of the 2023 Doctoroff Offer Letter, in the event of a termination of employment by MultiPlan without “cause” as of December 29, 2023, Mr. Doctoroff would be entitled to: (i) nine months’ salary continuation and (ii) payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. Doctoroff obtains other employment that offers group health benefit.
Mr. Kim
In the event of a termination of employment by MultiPlan without “cause” as of December 29, 2023 and consistent with the treatment of similarly situation executives, both Mr. Kim and the Company would expect that Mr. Kim would receive six months’ salary continuation and payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. Kim obtains other employment that offers group health benefits. The table below is consistent with these expectations.
Ms. Nutter
Pursuant to the terms of the Nutter Offer Letter, in the event of a termination of employment by MultiPlan without “cause” as of December 29, 2023, Ms. Nutter would be entitled to six months’ salary continuation and, pursuant to Company policy, Ms. Nutter would also be eligible for payment of, or reimbursement for, COBRA premiums with respect to welfare benefits in effect at the time of termination for a period ending on the earlier of 18 months following the termination date and the date Ms. Nutter obtains other employment that offers group health benefit.
The table below sets out what the specified named executive officers would have received assuming a termination of employment effective as of December 29, 2023 (i) by us without cause (including our non-extension of the term of the named executive officer’s employment agreement by MultiPlan, if applicable) and (ii) by the executive for good reason (solely for Messrs. White and Head).

Name	Payment Type	Termination Without Cause Or For Good Reason (Including Non-Extension of Term)(6) ($)
Mr. White	Cash Severance(1)	3,468,750
	Benefit Continuation(2)	36,763
	Total	3,505,513
Mr. Head	Cash Severance(3)	1,040,000
	Benefit Continuation(2)	48,730
	Total	1,088,730
Mr. Doctoroff	Cash Severance(4)	303,750
	Benefit Continuation(2)	55,195
	Total	358,945
Mr. Kim	Cash Severance(5)	216,077
	Benefit Continuation(2)	34,041
	Total	250,118
Ms. Nutter	Cash Severance(5)	166,500
	Benefit Continuation(2)	—
	Total	166,500
(1)Amount represents 1.5 times annual base salary and target bonus opportunity, plus 1.0 times target bonus opportunity. Mr. White is also entitled to accelerated vesting of the portion of his annual equity grant in 2022, 2023 and annual grant in subsequent years that would otherwise vest in the 12 month period immediately following a Qualifying Retirement (as defined in the White Employment Agreement). Such amount is not quantified because Mr. White was not eligible to resign for a Qualifying Retirement as of December 31, 2023.
(2)Amounts represent monthly payments equal to the COBRA premiums required for 18 months, except for Ms. Nutter who waived welfare benefits in 2023.
(3)Amount represents 1.0 times annual base salary and target bonus opportunity.
(4)Amount represents 0.75 times annual base salary for 2023.

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(5)Amount represents 0.5 times annual base salary for 2023.
(6)Only Messrs. White and Head are eligible for severance upon resignation for good reason.
Accelerated Vesting of Equity Awards Upon Termination or Change of Control
No equity awards outstanding as of December 31, 2023 are entitled to receive accelerated vesting upon termination of employment or a change in control; however, pursuant to the White Employment Agreement, in the event of a “Qualifying Retirement” (as defined in the White Employment Agreement), Mr. White is entitled to accelerated vesting of any portion of Mr. White’s then outstanding annual equity grants that were granted in 2022, 2023 or later that would have vested on or prior to the first anniversary of the date of retirement. Such accelerated vesting does not apply to the premium priced options granted to Mr. White as inducement for his promotion to President and Chief Executive Officer or any annual grants prior to 2022.

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Executive Compensation
Amendment to 2020 Omnibus Incentive Plan

PROPOSAL 4
APPROVAL OF THE AMENDMENT TO MULTIPLAN CORPORATION 2020 OMNIBUS INCENTIVE PLAN

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

We are seeking stockholder approval of an amendment to the MultiPlan Corporation 2020 Omnibus Incentive Plan (the “2020 Omnibus Incentive Plan”), in order to increase the number of shares of our common stock reserved for issuance under the 2020 Omnibus Incentive Plan by an additional 60,000,000 shares, to increase the aggregate number of shares that may be issued under the 2020 Omnibus Incentive Plan to 145,850,000 shares as described more fully below (the “Amendment”).
On February 27, 2024, the Board of Directors (the “Board”) approved the Amendment, subject to stockholder approval. If stockholders approve this proposal, the Amendment will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the Amendment will not take effect and the 2020 Omnibus Incentive Plan will continue in effect in its present form and we will continue to grant awards under the terms of such plan until the shares remaining available for issuance are exhausted.
The remainder of this discussion, when referring to the 2020 Omnibus Incentive Plan, refers to the amended 2020 Omnibus Incentive Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2020 Omnibus Incentive Plan prior to the Amendment.
Our continuing ability to offer equity incentive awards under the 2020 Omnibus Incentive Plan is critical to our ability to attract, motivate and retain qualified personnel. The Amendment is essential to meet our forecasted needs in respect of equity incentives.
Corporate Governance Best Practices:
The 2020 Omnibus Incentive Plan provides for the following good corporate governance practices:
•Stockholder approval is required for any repricing of options or stock appreciation rights;
•Administered by a committee composed of independent directors;
•No automatic single-trigger vesting upon a change in control;
•Specific limits on total director compensation; and
•No dividends will be paid on any unvested award until the award vests.
The Amendment is necessary to promote our long-term success and the creation of stockholder value by:
•Enabling us to continue to attract and retain the services of key employees who would be eligible to receive grants
•Aligning participants’ interests with the interests of stockholders through incentives that are based upon the performance of our common stock;
•Motivating participants, through equity incentive awards, to achieve long-term growth in our business, in addition to short-term financial performance; and
•Providing a long-term equity incentive program that is competitive with those at companies with which we compete for talent.
We currently grant stock-based incentive awards to our employees under the 2020 Omnibus Incentive Plan. As of March 1, 2024, 2024, there are 10,155,661 shares remaining available for issuance under the 2020 Omnibus Incentive Plan. The remaining shares available for issuance under the 2020 Omnibus Incentive Plan will be insufficient to permit us to make annual incentive awards to our executives, directors and other employees. As a company focused on growth, we will need to hire additional employees to support our commercialization efforts and grow our business.
The 2020 Omnibus Incentive Plan, as amended by the Amendment, would authorize a total of 145,850,000 shares of our common stock for grants to participants, representing an increase of 60,000,000 shares of common stock that would be available under the 2020 Omnibus Incentive Plan (the “Share Reserve Increase”).

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Key Metrics

Dilutive Effect of Share Reserve Increase	7.6%
Total Potential Dilution, including Outstanding Awards	18.3%
Three-Year Avg Burn Rate	2.6%
Dilutive Effect of Share Reserve Increase:
Share Reserve Increase divided by shares of common stock outstanding, plus equity awards outstanding, plus the Share Reserve Increase plus existing share reserve. Equity awards outstanding includes outstanding stock options and restricted stock units as of March 1, 2024, which includes grant of 6,849,315 stock options and 4,504,504 restricted stock units outside of the 2020 Omnibus Incentive Plan to Travis S. Dalton upon his appointment to President and Chief Executive Officer. Existing share reserve and common stock outstanding are as of March 1, 2024.
Potential Dilution Calculation:
Equity awards outstanding, plus the Share Reserve Increase plus 10,155,661 shares as our existing share reserve; divided by shares of common stock outstanding, plus equity awards outstanding, plus the Share Reserve Increase plus existing share reserve. Equity awards outstanding includes outstanding stock options and restricted stock units as of March 1, 2024, which includes grant of 6,849,315 stock options and 4,504,504 restricted stock units outside of the 2020 Omnibus Incentive Plan to Travis S. Dalton upon his appointment to President and Chief Executive Officer. Existing share reserve and common stock outstanding are as of March 1, 2024.
Burn Rate Calculation:
The number of shares subject to time vesting equity awards granted in a fiscal year; divided by the basic weighted average common shares outstanding at the end of that fiscal year.

•	Awards canceled or forfeited are not excluded from the calculation

Year	Time-Vesting Full-Value Shares Granted	Options Granted	Total Awards	Basic Weighted Average Common Shares Outstanding as of 12/31/2023	Burn Rate = Total Awards/ Outstanding
2023	30,502,616	0	30,502,616	645,134,657	4.7%
2022	4,197,606	7,301,750	11,499,356	638,925,689	1.8%
2021	3,617,419	4,167,862	7,785,281	651,006,567	1.2%
Three Year Avg					2.6%
The Share Reserve Increase is intended to manage our equity compensation needs for the next 36 months, based on our past grant practices and the recent trading prices of our shares.
Total Outstanding Awards
The table below shows the total number of outstanding options and other awards granted under the 2020 Omnibus Incentive Plan and awards granted outside of the 2020 Omnibus Incentive Plan, each as of March 1, 2024.

Plan Name	Awards
2020 Omnibus Incentive Plan	63,060,260
Dalton Inducement Grant	11,353,819
As of March 8, 2024, the fair market value of a share of common stock (as determined by the closing price on the NYSE on that date) was $0.90 per share.

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The 2020 Omnibus Incentive Plan will continue to permit the discretionary award of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards and cash-based incentive awards to participants. Such awards may continue to be granted under the Share Reserve Increase beginning on the date of stockholder approval of the Amendment and continuing through July 12, 2030, or earlier termination of the 2020 Omnibus Incentive Plan.
Text of the 2020 Omnibus Incentive Plan
The complete text of the 2020 Omnibus Incentive Plan is attached as Annex A to this Proxy Statement – marked to show the proposed changes contained in the Amendment. Stockholders are urged to review the 2020 Omnibus Incentive Plan together with the following information, which is qualified in its entirety by reference to Annex A. If there is any inconsistency between this Proposal 4 and the 2020 Omnibus Incentive Plan terms, or if there is any inaccuracy in this Proposal 4, the terms of the 2020 Omnibus Incentive Plan shall govern.
Key Features of the 2020 Omnibus Incentive Plan
Purpose
The purpose of the 2020 Omnibus Incentive Plan is to provide a means through which to attract, retain and motivate key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.
Persons Eligible to Participate
Awards under the 2020 Omnibus Incentive Plan may be granted to any (i) individual employed by us or our subsidiaries (other than those U.S. employees covered by a collective bargaining agreement unless and to the extent that such eligibility is set forth in such collective bargaining agreement or similar agreement); (ii) director or officer of us or our subsidiaries; or (iii) consultant or advisor to us or our subsidiaries who may be offered securities registrable pursuant to a Registration Statement on Form S-8 under the Securities Act. The Compensation Committee of the Board (the “Compensation Committee”) may grant awards to any individual eligible to participate in the 2020 Omnibus Incentive Plan.
Administration
The 2020 Omnibus Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to make all decisions and determinations with respect to the administration of the 2020 Omnibus Incentive Plan, and is permitted, subject to applicable law or exchange rules and regulations, to delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2020 Omnibus Incentive Plan.
Shares Subject to the 2020 Omnibus Incentive Plan
The 2020 Omnibus Incentive Plan provides that the total number of shares of common stock that may be issued under the 2020 Omnibus Incentive Plan is 145,850,000 shares (the “plan share reserve”). No more than the number of shares of common stock equal to the plan share reserve may be issued in the aggregate pursuant to the exercise of incentive stock options. The maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $1,500,000 in total value. Except for substitute awards (as described below), in the event any award expires or is cancelled, forfeited or terminated without issuance to the participant of the full number of shares of common stock to which the award related, the unissued shares of common stock underlying such award will be returned to the plan share reserve and may be granted again under the 2020 Omnibus Incentive Plan. Shares of common stock withheld in payment of an option exercise price or taxes relating to an award, and shares equal to the number of shares of common stock surrendered in payment of any option exercise price, a stock appreciation right’s base price, or taxes relating to an award will constitute shares of common stock issued to a participant and will thus reduce the plan share reserve and will not be returned to the plan share reserve. Awards may, in the sole discretion of the Compensation Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards will not be counted against the plan share reserve, except that substitute awards intended to qualify as “incentive stock options” will count against the limit on incentive stock options described above. No award may be granted under the 2020 Omnibus Incentive Plan after the tenth anniversary of the effective date (as defined therein), but awards granted before then may extend beyond that date.

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Vesting of Awards
All awards granted under the 2020 Omnibus Incentive Plan will vest and, as applicable, become exercisable in such manner and on such date or dates or upon such event or events as determined by the Compensation Committee, including, without limitation, satisfaction of performance conditions, if any.
Types of Awards
Options. The Compensation Committee may grant non-qualified stock options and incentive stock options, under the 2020 Omnibus Incentive Plan, with terms and conditions determined by the Compensation Committee that are not inconsistent with the 2020 Omnibus Incentive Plan. All stock options granted under the 2020 Omnibus Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date such stock options are granted (other than in the case of options that are substitute awards). All stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the options are intended to qualify as incentive stock options and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code of 1986 (the “Code”). The maximum term for stock options granted under the 2020 Omnibus Incentive Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of our common stock is prohibited by our insider trading policy (or “blackout period” imposed by the Company), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares of common stock as to which a stock option is exercised may be paid to the Company, to the extent permitted by law, (i) in cash, check or cash equivalent at the time the stock option is exercised; (ii) in shares of common stock having a fair market value equal to the aggregate exercise price for the shares of common stock being purchased and satisfying any requirements that may be imposed by the Compensation Committee (so long as such shares have been held by the participant for at least six months or such other period established by the Compensation Committee to avoid adverse accounting treatment); or (iii) by such other method as the Compensation Committee may permit in its sole discretion, including, without limitation, (A) in other property having a fair market value on the date of exercise equal to the purchase price, (B) if there is a public market for the shares of our common stock at such time, through the delivery of irrevocable instructions to a broker to sell the shares of common stock being acquired upon the exercise of the stock option and to deliver to the Company the amount of the proceeds of such sale equal to the aggregate exercise price for the shares of common stock being purchased or (C) through a “net exercise” procedure effected by withholding the minimum number of shares of common stock needed to pay the exercise price and any applicable taxes that are statutorily required to be withheld. Any fractional shares of common stock will be settled in cash. Options will become vested and exercisable in such manner and on such date(s) or event(s) as determined by the Compensation Committee, including, without limitation, satisfaction of Performance Conditions, provided that the Compensation Committee may, in its sole discretion, accelerate the vesting of any options at any time for any reason.
Restricted Shares and Restricted Stock Units. The Compensation Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of common stock for each restricted stock unit, or, in the sole discretion of the Compensation Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the 2020 Omnibus Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including, without limitation, the right to vote such restricted shares of common stock. Participants generally have no rights or privileges as a stockholder with respect to restricted stock units. Restricted shares of our common stock and restricted stock units will become vested in such manner and on such date(s) or event(s) as determined by the Compensation Committee, including, without limitation, satisfaction of Performance Conditions, provided that the Compensation Committee may, in its sole discretion, accelerate the vesting of any restricted shares of our common stock or restricted stock units at any time for any reason. Unless otherwise provided by the Compensation Committee, whether in an award agreement or otherwise, in the event of a participant’s termination for any reason prior to vesting of any restricted shares or restricted stock units, as applicable (i) all vesting with respect to the participant’s restricted shares or restricted stock units, as applicable, will cease and (ii) unvested restricted shares and unvested restricted stock units will be forfeited for no consideration on the date of termination.
Other Equity-Based Awards and Cash-Based Awards. The Compensation Committee may grant other equity-based or cash-based awards under the 2020 Omnibus Incentive Plan, with terms and conditions, including, without limitation, satisfaction of Performance Conditions, determined by the Compensation Committee that are not inconsistent with the 2020 Omnibus Incentive Plan.
Effect of Certain Events on 2020 Omnibus Incentive Plan and Awards
Other than with respect to cash-based awards, in the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of common stock or other securities, issuance of warrants or other rights to acquire shares of common stock or other

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securities, or other similar corporate transaction or event that affects the shares of common stock (including a change in control, as defined in the 2020 Omnibus Incentive Plan), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Compensation Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (i) or (ii), an “Adjustment Event”), the Compensation Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the plan share reserve, or any other limit applicable under the 2020 Omnibus Incentive Plan with respect to the number of awards which may be granted thereunder, (B) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under the 2020 Omnibus Incentive Plan or any sub-plan and (C) the terms of any outstanding award, including, without limitation, (x) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate, (y) the exercise price or base price with respect to any award, or (z) any applicable performance measures; it being understood that, in the case of any “equity restructuring,” the Compensation Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.
In connection with any change in control, the Compensation Committee may, in its sole discretion, provide for any one or more of the following: (i) a substitution or assumption of, acceleration of the vesting of, the exercisability of, or lapse of restrictions on, any one or more outstanding awards and (ii) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Compensation Committee in connection with such event pursuant to clause (i) above) the value of such awards, if any, as determined by the Compensation Committee (which value, if applicable, may be based upon the price per share of common stock received or to be received by other holders of our common stock in such event), including, in the case of stock options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price or base price thereof.
Non transferability of Awards
Each award under the 2020 Omnibus Incentive Plan will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any of our subsidiaries. However, the Compensation Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of a participant or such participant’s family members, any partnership or limited liability company of which a participant, or such participant and such participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.
Amendment and Termination
The Board may amend, alter, suspend, discontinue, or terminate the 2020 Omnibus Incentive Plan or any portion thereof at any time; but no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if (i) such approval is required under applicable law; (ii) it would materially increase the number of securities which may be issued under the 2020 Omnibus Incentive Plan (except for adjustments in connection with certain corporate events); or (iii) it would materially modify the requirements for participation in the 2020 Omnibus Incentive Plan; and any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.
The Compensation Committee may, to the extent consistent with the terms of the 2020 Omnibus Incentive Plan and any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively (including after a participant’s termination). However, except as otherwise permitted in the 2020 Omnibus Incentive Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to such award will not to that extent be effective without such individual’s consent. In addition, without stockholder approval, except as otherwise permitted in the 2020 Omnibus Incentive Plan, (i) no amendment or modification may reduce the exercise price of any option or the base price of any stock appreciation right; (ii) the Compensation Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or base price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or stock appreciation right; and (iii) the Compensation Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

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Dividends and Dividend Equivalents
The Compensation Committee in its sole discretion may provide that any award under the 2020 Omnibus Incentive Plan includes dividends or dividend equivalents, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion. Unless otherwise provided in the award agreement, any dividend payable in respect of any share of restricted stock that remains subject to vesting conditions at the time of payment of such dividend will be retained by the Company and remain subject to the same vesting conditions as the share of restricted stock to which the dividend relates. To the extent provided in an award agreement, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalents either in cash, or in the sole discretion of the Compensation Committee, in shares of common stock having a fair market value equal to the amount of the dividends (and interest may be credited, at the discretion of the Compensation Committee, on the amount of cash dividend equivalents, at a rate and subject to terms determined by the Compensation Committee), which accumulated dividend equivalents (and any interest) will be payable at the same time as the underlying restricted stock units are settled following the lapse of restrictions (and with any accumulated dividend equivalents forfeited if the underlying restricted stock units are forfeited).
Clawback/Repayment
All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Compensation Committee and as in effect from time to time and (ii) applicable law. Unless otherwise determined by the Compensation Committee, to the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay any such excess amount to the Company. If a participant engages in any detrimental activity (as described below), as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of a participant’s outstanding awards or (ii) forfeiture by the participant of any gain realized on the vesting or exercise of awards, and repayment of any such gain promptly to the Company. For purposes of the 2020 Omnibus Incentive Plan and awards thereunder, “detrimental activity” means: any unauthorized disclosure or use of confidential or proprietary information of the Company or its subsidiaries; any activity that would be grounds to terminate the participant’s employment or service for cause; the participant’s breach of any restrictive covenant (including, but not limited, to any non-competition or non-solicitation covenants); or fraud or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its discretion.
U.S. Federal Income Tax Consequences
The tax consequences of awards granted under the 2020 Omnibus Incentive Plan are complex and may depend on the surrounding facts and circumstances. The following provides a brief summary of certain significant federal income tax consequences of the 2020 Omnibus Incentive Plan to a participant who is a citizen or resident of the United States under existing U.S. law as of the date hereof. This summary is not a complete statement of applicable law and is based upon the Code, the regulations promulgated thereunder, as well as administrative and judicial interpretations of the Code as in effect on the date of this description. If federal tax laws, or the interpretations of such laws, change in the future, the information provided in this section may no longer be accurate. This section does not discuss state, local, or foreign tax consequences and does not discuss the loss of deduction provisions of Section 280G of the Code, the excise tax provisions of Section 4999 of the Code, or the consequences of a failure to comply with Section 409A of the Code, each of which may be applicable in the circumstances described below. This section also does not discuss the effect of gift, estate, or inheritance taxes, nor any state, local, employment or foreign taxes which may be applicable.
Non-Qualified Options: A participant generally will not have taxable income on the grant of a non-qualified option. A participant will have taxable income upon the exercise of a non-qualified option equal to the excess of the fair market value of our common stock over the option exercise price multiplied by the number of shares subject to exercise (referred to as the “option spread”), and we will generally be entitled to deduct that amount for federal income tax purposes (subject to the restrictions on deductibility pursuant to Code Section 162(m), described below). This taxable income will be taxed to a participant as ordinary compensation income.
Taxable income a participant recognizes from a participant’s award is subject to federal and applicable state and local income tax withholding. Federal Insurance Contributions Act, or FICA, taxes comprised of Social Security and Medicare taxes must also be withheld on the taxable income recognized at exercise.
A participant may incur a tax liability on the subsequent disposal of shares acquired from a participant’s option if these shares are sold at a gain. A participant will be responsible for paying any tax due and ensuring that any sale by a participant of the shares is reported to the tax authorities as required by applicable law. When a participant sells or otherwise disposes of shares, an amount equal to the difference between the sale or other disposition price of these shares and the cost basis of these shares will be treated as a capital gain or loss. The cost basis is equal to the amount previously taxed to a participant as compensation income plus the option price.

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If the shares that a participant sells at a gain have been held for less than one year, a short-term capital gain will be recognized, which gain is subject to tax at ordinary income tax rates. For shares that a participant sells at a gain that have been held one year or longer, a long-term capital gain will be recognized, which is currently subject to tax at reduced rates. If a participant sells the shares at a loss because the cost basis of the shares exceeds the disposition price of the shares, the loss will be a capital loss, the use of which is limited on a participant’s individual federal income tax return.
Incentive Stock Options: A participant will not have any taxable income upon the grant of an incentive stock option. In addition, when a participant exercises an incentive stock option, a participant generally will not recognize any taxable income on the option spread (there may, however, be alternative minimum tax consequences upon exercise as explained below). Instead, a participant will be subject to income taxation only when a participant disposes of the shares a participant acquired upon the exercise of an incentive stock option. If a participant disposes of the shares of common stock that a participant acquired upon exercise of an incentive stock option more than two years after the date of grant and more than one year after exercise, a participant will realize a long-term capital gain (or loss) based on the difference between the sale price of the incentive stock option shares and the exercise price of the incentive stock option, and we will not be entitled to deduct that amount for federal income tax purposes. Otherwise, if a participant disposes of the incentive stock option shares before the expiration of two years from the date of the incentive stock option grant or one year from the date of incentive stock option exercise (also called a disqualified disposition), a participant will realize ordinary compensation income in the year a participant disposed of the incentive stock option shares in an amount equal to the excess (if any) of (A) the lesser of (1) the fair market value of such shares on the date of exercise and (2) the amount realized on the sale over (B) the option exercise price, and the Company will be entitled to deduct that amount for federal income tax purposes. Any further gain (or loss) that a participant realizes upon the disqualified disposition of the common stock will be taxed as short-term or long-term capital gain (or loss), depending on how long a participant held the shares, and such gains will not result in any further tax deduction for the Company.
Although a participant’s exercise of an incentive stock option does not result in the recognition of regular taxable income, the option spread on an incentive stock option exercise is a preference item that is includible in the calculation of a participant’s federal alternative minimum taxable income. Therefore, the exercise of an incentive stock option may cause an increase in a participant’s federal income tax liability if the preference income from an incentive stock option exercise causes a participant’s alternative minimum tax to exceed (or further exceed) a participant’s regular federal income tax in the year of the exercise.
Restricted Stock and Restricted Stock Units: A participant will generally not be subject to tax when a participant receives a restricted stock or restricted stock unit award unless, in the case of restricted stock, a participant makes an election pursuant to Section 83(b) of the Code. Generally, a participant will recognize taxable income on the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date) or when a restricted stock unit is settled in shares of common stock, as applicable, and we will generally be entitled to a deduction for federal income tax purposes in the same amount (subject to the restrictions on deductibility pursuant to Code Section 162(m), described below). The taxable income from a participant’s award will be equal to the difference between the fair market value of the shares on such date and the amount paid for such shares, if any. This income is taxed in the same manner and at the same rates as other compensation income. If a participant does make an election under Section 83(b) of the Code, a participant will have taxable income at the time of grant equal to the difference between the fair market value of the shares on such date and the amount paid for such shares, if any.
Taxable income that a participant recognizes from a participant’s award on the vesting date or date of settlement, as applicable, is subject to federal income tax withholding, as well as any applicable state and local income tax withholding. FICA taxes, which consist of Social Security and Medicare taxes, must be withheld on the value of any shares that vest for tax purposes.
A participant may incur a tax liability when a participant subsequently disposes of shares acquired from a participant’s award if those shares are sold at a gain. A participant will be responsible for paying any tax due from that sale and ensuring that any sale by a participant of our common stock is reported to the appropriate tax authorities as required by applicable law. When a participant sells or otherwise disposes of any shares of stock, an amount equal to the difference between the sale or other disposition price of such shares and the cost basis of such shares will be treated as a capital gain or loss. The cost basis of the shares is equal to the amount previously taxed as compensation income plus any amounts paid for the shares. The holding period of such shares begins on the date such shares are vested (or, where an election is made under Section 83(b), on the date they were issued). If the shares a participant sells at a gain are held for less than one year, a short-term capital gain will result and a participant will be subject to tax at ordinary income tax rates. For shares a participant sells at a gain that are held one year or longer, a long-term capital gain will result. If the shares a participant sells are sold at a loss because the cost basis of the shares exceeds the disposition price of the shares, the loss will be a capital loss, the use of which is limited on a participant’s individual federal income tax return.
THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF AWARDS UNDER THE INCENTIVE PLAN. AMONG OTHER ITEMS THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.

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New Plan Benefits
Awards (including stock options) under the 2020 Omnibus Incentive Plan may be made at the discretion of the Compensation Committee, and any awards (including stock options) that may be made and any benefits and amounts that may be received or allocated under the 2020 Omnibus Incentive Plan in the future are not determinable at this time. As such, we have omitted the New Plan Benefits table and the number of stock options that may be received under the 2020 Omnibus Incentive Plan in the future.
Vote Required for Approval
Approval of this Proposal 4 requires the affirmative vote of a majority of the shares present or represented and entitled to vote thereon at the Annual Meeting. A vote to abstain will have the same effect as a vote against this proposal. A broker non-vote will not count as present and so will have no effect on determining the outcome of the proposal.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. FOUR – APPROVAL OF THE AMENDMENT TO THE MULTIPLAN CORPORATION 2020 OMNIBUS INCENTIVE PLAN.

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Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of the close of business on March 1, 2024, also referred to as the “Record Date”, by:
•Each person who is the beneficial owners of more than 5% of the outstanding shares of our Class A common stock;
•Each of our named executive officers and directors; and
•All of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.
The beneficial ownership of our common stock is based on 655,754,577 shares of common stock issued and outstanding as of March 1, 2024, excluding 24,457,799 shares held by the Company as treasury shares.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent Owned (%)
Five Percent Holders:
GIC Investor(2)	49,612,794	7.6
Green Equity Investors(3)	38,449,957	5.9
H&F Investors(4)	215,514,491	32.9
Michael S. Klein(5)	38,388,846	5.6
Oak Hill Advisors Entities(6)	41,937,803	6.0
The Public Investment Fund of the Kingdom of Saudi Arabia(7)	61,750,000	9.3
The Vanguard Group(8)	36,563,785	5.6
Executive Officers and Directors:
Travis S. Dalton	—	*
Dale A. White(9)	11,915,402	1.8
James M. Head (10)	2214433	*
Jerome W. Hogge, III	—	*
Jeffrey A. Doctoroff(11)	731,531	*
Michael C. Kim(12)	616,879	*
Carol H. Nutter(13)	138,750	*
Michael A. Attal(14)	—	*
Glenn R. August(6)(15)(16)	147,669	*
Richard A. Clarke(17)	147,669	*
Anthony Colaluca, Jr.(18)	207,669	*
C. Martin Harris(19)	145,590	*
Julie D. Klapstein(20)	158,758	*
Michael S. Klein(5)	38,388,846	5.6
P. Hunter Philbrick(14)	—	*
John M. Prince(21)	40,761	*
Mark H. Tabak(22)	1,023,798	*
Allen R. Thorpe(14)	—	*
All executive officers and directors or nominees as a group (18 persons)	55,877,755	8.2
*    Less than 1%

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Stock Ownership Information
(1)Unless otherwise noted, the address of each of the entities or individuals listed in this table is c/o MultiPlan Corporation, 115 Fifth Avenue, New York, New York 10003.
(2)The following information is based on a Schedule 13G/A filed on February 14, 2022 by GIC Private Limited, GIC Special Investments Private Limited, and Viggo Investment Pte. Ltd. (collectively, the “GIC Investor”). Interests shown consist of 49,612,794 shares of Class A common stock held by Viggo Investment Pte. Ltd. Viggo Investment Pte. Ltd. shares the power to vote and the power to dispose of these shares with GIC Special Investments Private Limited and GIC Private Limited. GIC Special Investments Private Limited is wholly owned by GIC Private Limited and is the private equity investment arm of GIC Private Limited. The business address for the GIC Investor is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.
(3)The following information is based on a Schedule 13D filed on October 13, 2020 by Green Equity Investors VI, L.P. and the other reporting persons named therein. Interests shown consist of 23,447,087 shares of Class A common stock held by Green Equity Investors VI, L.P., 13,992,386 shares of Class A common stock held by Green Equity Investors Side VI, L.P., 62,670 shares of Class A common stock held by LGP Associates VI-A LLC and 917,814 shares of Class A common stock held by LGP Associates VI-B LLC (each a “Green Equity Investor”). Voting and investment power may also be deemed to be shared with certain affiliated entities and investors whose holdings are included in the above amount; and each of the foregoing entities’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.
(4)Interests shown consist of 1,712,045 shares of Class A common stock, 112,593,413 shares of Class A common stock held by Hellman & Friedman Capital Partners VIII, L.P., 50,532,114 shares of Class A common stock held by Hellman & Friedman Capital Partners VIII (Parallel), L.P., 9,549,505 shares of Class A common stock held by HFCP VIII (Parallel-A), L.P., 2,953,631 shares of Class A common stock held by H&F Executives VIII, L.P. and 496,709 shares of Class A common stock held by H&F Associates VIII, L.P. (collectively, the “H&F VIII Funds”) and 37,677,074 shares of Class A common stock held by H&F Polaris Partners, L.P. (“Polaris Partners” and, collectively with Music Investments and the H&F VIII Funds, the “H&F Investors”) pursuant to a Schedule 13D filed by the H&F Investors on October 13, 2020, as amended through May 13, 2022 (the “H&F 13D”). Pursuant to the H&F 13D, H&F Parallel-A is the managing member of Music Investments, GP, LLC, which is the general partner of Music Investments, H&F Polaris Partners GP, LLC (“Polaris Partners GP”) is the general partner of Polaris Partners; Hellman & Friedman Capital Partners VIII, L.P. is the managing member of Polaris Partners GP; Hellman & Friedman Investors VIII, L.P. (“H&F Investors VIII”) is the general partner of the H&F VIII Funds; H&F Corporate Investors VIII, Ltd. (“H&F VIII”) is the general partner of H&F Investors VIII; and as the general partner of H&F Investors VIII, H&F VIII may be deemed to have beneficial ownership of the shares beneficially owned by the H&F Investors. Pursuant to the H&F 13D, voting and investment determinations with respect to shares held by the H&F Investors are made by the board of directors of H&F VIII, which consists of Philip U. Hammarskjold, David R. Tunnell and Allen R. Thorpe, and each of the members of the board of directors of H&F VIII disclaims beneficial ownership of such shares. Pursuant to the H&F 13D, the address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.
(5)Michael S. Klein. Interests shown consist of (i) 41,287 shares of Class A common stock owned directly by Mr. Klein, which settled upon the vesting of restricted stock units awarded to Mr. Klein for service on our Board, (ii) 12,404,080 shares of Class A common stock owned directly by Sponsor, (iii) 15,300,000 shares of Class A common stock issuable upon the exercise of an equal number of warrants directly owned by Sponsor (with 8,000,000 of such warrants being subject to an option to purchase held by The PIF as noted in clause, (iii) of footnote (7) of this table), (iv) 150,000 shares of Class A common stock owned directly by M. Klein Associates, Inc., (v) 7,669,619 shares of Class A common stock and 2,717,478 shares of Class A common stock issuable upon the exercise of an equal number of warrants directly owned by an entity of which Mr. Klein is the managing member and (vi) 106,382 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award. All 12,404,080 of such shares of Class A common stock owned directly by the Sponsor and 4,800,000 of such warrants owned directly by the Sponsor unvested as of October 8, 2020 and will revest at such time as, during the 4-year period starting on October 8, 2021 and ending on October 8, 2025, the closing price of our Class A common stock exceeds $12.50 for any 40 trading days in a 60 consecutive day period. Shares of Class A common stock owned by Sponsor and M. Klein Associates, Inc. may be deemed to be indirectly owned by Mr. Klein, who is the controlling stockholder of M. Klein Associates, Inc., the managing member of Sponsor. As a result of this relationship, Mr. Klein may be deemed to have or share beneficial ownership of the securities held directly by Sponsor and M. Klein Associates, Inc. Michael S. Klein is the controlling stockholder of M. Klein Associates, Inc., which is the managing member of Sponsor. The shares beneficially owned by Sponsor may also be deemed to be beneficially owned by Mr. Klein. The business address for Mr. Klein is c/o Churchill Sponsor III LLC, 640 Fifth Avenue, 12th Floor, New York, New York 10019. Excludes 2,622,711 shares of our Class A common stock owned by M. Klein & Company, an entity in which Mr. Klein has a minority interest. The information in this footnote is based on a Schedule 13G/A filed on February 14, 2024 by Mr. Klein.
(6)Interests shown are held by certain client accounts (the “Oak Hill Advisors Entities”) advised by Oak Hill Advisors, L.P. and/or one of its subsidiary investment advisers (individually and collectively, “OHA”). As an advisor to the Oak Hill Advisors Entities, OHA may be deemed to have the power to vote or direct the vote of, and the power to dispose or to direct the disposition of, the shares of Class A common stock held by the Oak Hill Advisors Entities. OHA is a subsidiary business of T. Rowe Price Associates, Inc. The OHA beneficial ownership does not include any shares that are beneficially owned by T. Rowe Price Associates, Inc, if any. Glenn R. August is the Founder and Chief Executive Officer of OHA. Other than OHA, the foregoing disclaim beneficial ownership of shares of our common stock beyond their respective pecuniary interest in the Oak Hill Advisor Entities for purposes of Section 16 under the Exchange Act. Interests shown consist of (i) 3,351,265 shares of Class A common stock, (ii) warrants to purchase 125,000 shares of Class A common stock and (iii) 38,461,538 shares of Class A common stock that may be acquired upon conversion of Senior Convertible PIK Notes. Each warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $12.50 per share, subject to adjustment. The Senior Convertible PIK Notes are convertible into shares of Class A common stock based on a $13.00 conversion price, subject to customary anti-dilution adjustments. Excludes 147,669 shares of Class A common stock beneficially owned by Mr. August directly, as discussed in footnote (14) below, and 3,933,137 shares of Class A common stock in which certain principals of OHA have an economic interest (or deemed economic interest), as discussed in footnote (13) below. The business address for OHA and OHA c/o the Oak Hill Advisors Entities is One Vanderbilt Avenue, 16th Floor, New York, New York 10017.
(7)Interests shown consists of (i) 51,250,000 shares of Class A common stock, (ii) warrants to purchase 2,500,000 shares of Class A common stock, and (iii) an option to purchase warrants exercisable for 8,000,000 shares of Class A common stock held by The Public Investment Fund of the Kingdom of Saudi Arabia (“The PIF”) pursuant to a Schedule 13G, as amended, filed by The PIF on February 12, 2024 (“The PIF 13G”). The option to purchase warrants referenced in clause (iii) above are held by the Sponsor and are also referenced in clause (iii) of footnote (5)

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of this table. Pursuant to The PIF 13G, the business address for The PIF is The Public Investment Fund Tower, King Abdullah Financial District (KAFD), Al Aqiq District, Riyadh, The Kingdom of Saudi Arabia.
(8)The following information is based on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group. The Vanguard Group has shared voting power with respect to 234,523 of the indicated shares of Class A common stock, sole dispositive power with respect to 36,044,764 of the indicated shares of Class A common stock, and shared dispositive power with respect to 519,021 of the indicated shares of Class A common stock. The Vanguard Group, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.
(9)Dale A. White. Interests shown consist of: (i) 10,165,149 shares of Class A common stock held; (ii) 66,844 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award; (iii) 1,515,399 shares related to vested but unexercised non-qualified stock options; and (iv) 168,010 shares related to non-qualified stock options that will be acquired within 60 days upon the vesting of the underlying equity award.
(10)James M. Head. Interests shown consist of: (i) 855,555 shares of Class A common stock held; and (ii) 1,358,878 shares related to vested but unexercised non-qualified stock options.
(11)Jeffrey A. Doctoroff. Interests shown consist of: (i) 560,297 shares of Class A common stock held; (ii) 9,472 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award; (iii) 137,954 shares related to vested but unexercised non-qualified stock options; and (iv) 23,808 shares related to non-qualified stock options that will be acquired within 60 days upon the vesting of the underlying equity award.
(12)Michael C. Kim. Interests shown consist of: (i) 472,096 shares of Class A common stock held; (ii) 8,009 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award; (iii) 116,644 shares related to vested but unexercised non-qualified stock options; and (iv) 20,130 shares related to non-qualified stock options that will be acquired within 60 days upon the vesting of the underlying equity award.
(13)Carol H. Nutter. Interests shown consist of 138,750 shares of Class A common stock held.
(14)Business address is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.
(15)Glenn R. August has an economic interest (or deemed economic interest) in shares of our Class A common stock through their respective ownership of membership interests in Sponsor, but does not beneficially own any of the shares of our Class A common stock held by Sponsor. The indirect ownership interest via Sponsor is reflected solely under the row for the Sponsor’s controlling person, Michael Klein. Mr. August and certain principals of Oak Hill Advisors, L.P. have economic interests (or deemed economic interests) in 3,933,137 of the founder shares held by Sponsor.
(16)Glenn R. August. Interests shown consist of: (i) 41,287 shares of Class A common stock held; and (ii) 106,382 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award. Pursuant to the policies of Oak Hill Advisors, L.P., the restricted stock units received by Mr. August are held for the benefit of the Oak Hill Advisors Entities.
(17)Richard A. Clarke. Interests shown consist of: (i) 41,287 shares of Class A common stock held; and (ii) 106,382 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(18)Anthony Colaluca Jr. Interests shown consist of: (i) 101,287 shares of Class A common stock held by Mr. Colaluca; and (ii) 106,382 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(19)C. Martin Harris. Interests shown consist of: (i) 39,208 shares of Class A common stock held by Mr. Harris; and (ii) 106,382 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(20)Julie D. Klapstein. Interests shown consist of: (i) 52,376 shares of Class A common stock held by Ms. Klapstein; and (ii) 106,382 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(21)John M Prince. Interests shown consist of 40,761 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(22)Mark H. Tabak. Interests shown consist of 1,023,798 shares of Class A common stock held by Mr. Tabak.

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Equity Compensation Plan Information
The following table sets out the number of shares of Common Stock to be issued upon exercise of outstanding options, the weighted-average exercise price of outstanding options, and the number of shares of Common Stock available for future issuance under equity compensation plans as of December 31, 2023.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securities holders	10,765,426	$6.95	37,541,093
Equity compensation plans not approved by securities holders	—	—	—
Total	10,765,426	$6.95	37,541,093
Hedging and Pledging Policies
Pursuant to the terms of the Company’s Insider Trading Policy, our directors, officers and employees are prohibited from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or short-selling. No MultiPlan personnel may engage in any transactions (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities.
MultiPlan directors, officers and employees are prohibited from purchasing the Company’s securities on margin, borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan, without first obtaining pre-clearance from the Company’s General Counsel. The General Counsel is under no obligation to approve any request for pre-clearance and may determine not to permit the arrangement for any reason. Approvals will be based on the particular facts and circumstances of the request, including, but not limited to, the percentage amount that the securities being pledged represent of the total number of our securities held by the person making the request and the financial capacity of the person making the request.
As part of the administration of our Insider Trading Policy, we have procedures in place that are reasonably designed to prevent any prohibited transactions from being initiated by our directors, officers and employees.
Stock Ownership Guidelines
In 2021, the Board of Directors adopted stock ownership guidelines for senior officers and non-executive directors, including our named executive officers. These guidelines reflect the Board of Director’s belief that it is in the best interest of the Company and its stockholders to build a culture of stock ownership within the Company and to align the financial interests of the Company’s senior officers and non-executive directors with those of the Company’s stockholders. Participants are expected to own shares of our common stock in accordance with the following schedule within five years of becoming subject to the guidelines:

Executive Level	Required Ownership
Non-Executive Director	Shares having a value equal to at least 5x the base annual cash retainer
CEO	Shares having a value equal to at least 6x the executive’s base salary
C-Suite/EVP Level Officers	Shares having a value equal to at least 3x the executive’s base salary
SVP Level Officers	Shares having a value equal to at least 2x the executive’s base salary
Ownership for purposes of this program will include shares of our common stock held as follows:
•Shares owned directly by participant;
•Shares owned directly by a participant’s spouse or children under age 25 who are living with the participant on the applicable measurement date;
•Time-vesting restricted stock or restricted stock units held as part of a participant’s long-term compensation or as fees paid to non-executive directors, whether or not vested;

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•Performance-based restricted stock units following certification that all performance requirements have been achieved, whether or not vested;
•Net shares issuable upon exercise of vested, “in-the-money” stock option awards held as part of a participant’s long-term compensation; and
•Net economic beneficial interests in shares held indirectly, e.g. in trust, by participant, participant’s spouse or children under age 25 who are living with the participant on the applicable measurement date.
If the stock ownership of a non-executive director or senior executive is not in line with his or her ownership guideline within five years of becoming subject to such guideline, he or she will be expected to retain at least 50% of all net shares owned by or underlying any award of long-term compensation paid to the senior officer or payment of fees to a non-executive director until he or she achieves ownership at or above the guideline amount.

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Voting and Other Information
Who is asking for my vote?
Our Board is soliciting proxies for use at the Annual Meeting of Stockholders, and any adjournments or postponements of the meeting. Costs of the solicitation are being borne by the Company.
What is the quorum requirement for holding the Annual Meeting?
The holders of a majority of the total shares of our Class A common stock issued and outstanding on March 1, 2024, entitled to vote at the Annual Meeting, must be present in person or represented by proxy for the meeting to be held. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting. The shares held by each stockholder who properly submits a proxy, shares represented by broker non-votes that are present in person or represented by proxy and entitled to vote at the Annual Meeting and votes to “ABSTAIN” will be counted for purposes of determining the presence of a quorum at the meeting. As of the close of business on March 1, 2024, we had 655,754,577 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting.
What am I voting on and what is the vote required to pass?

Voting Item	Board Recommendation	Voting Standard
Election of the four Class III nominees named in this proxy statement to our Board	FOR each director nominee	Plurality
Ratification of our independent registered public accounting firm for fiscal year 2024	FOR	Majority of Votes Cast
Advisory vote to approve the compensation of our named executive officers	FOR	Majority of Votes Cast
Approval of the Amendment to the MultiPlan Corporation 2020 Omnibus Incentive Plan	FOR	Majority of Votes Cast
Election of the Four Class I Nominees to our Board. Our bylaws require a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the four director nominees who receive the most affirmative votes in respect of the shares present in person or represented by proxy at the meeting and entitled to vote will be elected. Stockholders may not cumulate their votes with respect to the election of directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Votes that are withheld and broker non-votes will have no effect on the election of directors because only votes “FOR” a nominee will be counted.
All Other Proposals. Under our bylaws, the approval of each of the other proposals that do not relate to director elections requires the affirmative vote (i.e., a “FOR” vote) of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” these items, and a broker non-vote will have no effect in determining whether these items are approved. Our Proposal 2 (to ratify the appointment of our independent registered public accounting firm) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.
Are broker non-votes counted at the meeting?
Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters the NYSE considers “routine,” such as the ratification of our independent registered public accounting firm. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors, say-on-pay or approval of an employee stock purchase plan. Therefore, if you do not provide instructions to the record holder of your shares with respect to proposals other than Proposal 2, the ratification of our independent registered public accounting firm, a broker non-vote as to your shares may result with respect to the other proposals. In that event, your shares will count towards a quorum but are not counted as vote cast and will have no effect on the outcome of a proposal.
What happens if I abstain on a proposal?
If you choose to abstain on a proposal, your shares will count towards a quorum and, where applicable, will have the same effect as a vote “AGAINST” Proposals 2, 3 and 4. With respect to Proposal 1, directors will be elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from whom they are withheld. Votes that are withheld and broker non-votes (as described

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Voting and Other Information
above) will not have any effect on the outcome of the election of the directors because directors are elected by plurality voting, but votes that are withheld and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
Who can vote at the Annual Meeting?
You may vote if you were the holder of record of shares of our Class A common stock at the close of business on March 1, 2024, also referred to as the “Record Date.” Only holders of record at the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of our Class A common stock for which you were the holder of record on the Record Date. If you held shares of our Class A common stock in “street name” (usually through a bank, broker, or other nominee) on the Record Date, the record holder of your shares will generally vote those shares in accordance with your instructions.
How do I vote?
The process for voting your shares of our common stock depends on how your shares are held. Generally, you may hold shares in your name as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank).
Record Holders. If you are a record holder, you may vote your shares using one of the following methods:

Over the Internet. Go to www.proxyvote.com. You can use the Internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern time on April 23, 2024. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

By telephone. Call (800) 690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern time on April 23, 2024. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

By mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and mailing your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than April 23, 2024 to be voted at the Annual Meeting.

In person at the Annual Meeting. Record holders are invited to attend the Annual Meeting and vote virtually at the Annual Meeting. You may vote and submit questions while attending the live audio webcast. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card. If you vote via the Internet or by telephone, do not return a proxy card.
Held in Street Name. If you hold shares of our Class A common stock in the name of a broker, bank or other nominee, you should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by the broker, bank or other nominee to instruct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee is permitted to vote your shares with respect the “routine” proposal to ratify the appointment of our independent registered public accounting firm without your instruction as to how to vote but will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.
Can I vote in person at the Annual Meeting?
To vote at the Annual Meeting, log in at www.virtualshareholdermeeting.com/MPLN2024. You will need your unique 16-digit control number shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions you received in the mail. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by your broker, trustee or nominee.
Why is the meeting being held virtually this year?
The annual meeting is being held on a virtual-only basis to enable participation by a broader number of stockholders. We believe that hosting a virtual meeting under the current environment will facilitate stockholder attendance by enabling stockholders to safely participate in the Annual Meeting. We have designed the virtual meeting to provide stockholders substantially the same opportunities to participate as they would have at an in-person meeting.
How do I participate in the Annual Meeting?
The live audio webcast of the annual meeting will begin promptly at 9:00 a.m., Eastern Time, on Wednesday, April 24, 2024. Online access to the audio webcast will open approximately 15 minutes prior to the start of the meeting to allow time for you to log in

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and test the computer audio system. To attend the virtual annual meeting, log in at www.virtualshareholdermeeting.com/MPLN2024. You will need your 16-digit control number shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions you received in the mail. If you do not have a control number, please contact your bank, broker or other nominee as soon as possible so you can be provided with a control number and gain access to the meeting.
The format of the virtual meeting has been designed to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. You will be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page. We will read and respond to appropriate questions during the meeting. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment or service issues, are not pertinent to meeting matters and therefore will not be answered.
We will provide a toll-free technical support “help line” that can be accessed by any stockholder who is having challenges logging into or participating in the virtual annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Shareholder Meeting login page.
What if I do not specify a choice for a matter when returning a proxy?
If you did not indicate otherwise (excluding broker non-votes), the persons named as proxies on the proxy card will vote your shares of our Class A common stock in accordance with the Board recommendations indicated above.
Can I revoke my proxy or change my vote?
Yes, you may revoke your proxy or change your vote if you are a record holder by:
•delivering a written notice of revocation to us at or prior to the Annual Meeting;
•signing a proxy bearing a later date than the proxy being revoked and delivering it to us before the Annual Meeting; or
•voting in person at the Annual Meeting.
If your shares of our Class A common stock are held in street name through a broker, bank, or other nominee, you should contact the record holder of your shares regarding how to revoke your proxy or change your vote.
Why did I receive a Notice of Internet Availability of Proxy Materials?
We have elected to take advantage of SEC rules that allow us to provide stockholders access to our proxy materials over the Internet. We believe furnishing proxy materials through the Internet will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. As a result, instead of a paper copy of our proxy materials, a Notice of Availability of Proxy Materials will be delivered to all of our stockholders, except for those who have previously requested to receive a paper copy of the proxy materials. This notice explains how you can access our proxy materials over the Internet and also describes how to request a printed copy of these materials. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.
How can I access the proxy materials over the Internet?
You can access this proxy statement and our 2023 Annual Report on Form 10-K at https://investors.multiplan.com. If you wish to help reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all proxy materials for future annual meetings of stockholders electronically by e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. The information contained on or available through this website is not a part of, or incorporated by reference into, this proxy statement.
How may I obtain a paper or e-mail copy of the proxy materials?
If you received a Notice of Internet Availability of Proxy Materials, you will find instructions about how to obtain a paper or e-mail copy of the proxy materials and our 2023 Annual Report on Form 10-K in your notice. We will mail paper copies of these documents to all stockholders to whom we do not send a Notice Regarding Internet Availability of Proxy Materials.
What should I do if I receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials?
Certain stockholders may receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold shares of our Class A common stock in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in

2024 Proxy Statement	71

Voting and Other Information
which you hold shares. If you are a holder of record and your shares of our Class A common stock are registered in more than one name, you may receive a separate notice or a separate set of paper proxy materials and proxy card for each name in which you hold shares. To vote all of your shares of our Class A common stock, you must complete, sign, date, and return each proxy card you receive or vote the shares to which each proxy card relates. If you hold shares of our Class A common stock in one or more street names, you must complete, sign, date, and return to each bank, broker or other nominee through whom you hold shares each instruction card received from that bank, broker or other nominee.
Where can I find the voting results for the Annual Meeting?
We will report the voting results in a Current Report on Form 8-K filed with the SEC within four business days following our 2024 Annual Meeting. You can access this report at https://investors.multiplan.com under “Financials - SEC Filings”.

72

Miscellaneous Matters
Submitting Proposals for 2025 Annual Meeting
The table below summarizes the requirements for stockholders to submit proposals, including director nominations, for next year’s annual meeting. Stockholders are encouraged to consult SEC Rule 14a-8 under the Exchange Act, SEC Rule 14a-19 under the Exchange Act or our bylaws, as applicable, to see all applicable requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements. Our bylaws are included as an exhibit to our Annual Report on Form 10-K as filed with the SEC on February 29, 2024.

	Proposals for Inclusion in the 2024 Proxy Statement	Other Proposals/Nominees to be Presented at 2024 Annual Meeting
Type of Proposal	SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8
Stockholders may present proposals or director nominations directly at the annual meeting (and not for inclusion in our proxy statement) by notifying the Company in advance and satisfying the requirements specified in our bylaws. Stockholders who intend to solicit proxies in support of director nominees other than those nominated by the Board must also comply with the requirements of SEC Rule 14a-19 under the Exchange Act.

When Proposal Must Be Received by the Company
No later than close of business on November 13, 2024, or, if the date of our 2025 annual meeting is more than 30 days before or after April 24, 2025, then the deadline is a reasonable time before we begin to print and send our proxy materials

No earlier than December 25, 2024 and no later than close of business on January 24, 2025, unless our 2025 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, April 24, 2025, in which case the notice must be delivered not earlier than the close of business on the 120th day prior to the 2025 annual meeting and not later than the close of business on the later of the 90th day prior to the 2025 annual meeting or the 10th day after public announcement of the date of the 2025 annual meeting is first made.

What to Include	The information required by SEC Rule 14a-8 under the Exchange Act
The information required by our bylaws and, in the case of stockholders who intend to solicit proxies in support of director nominees other than those nominated by the Board, the information required by SEC Rule 14a-19 under the Exchange Act.

Where to Send	MultiPlan Corporation, 16 Crosby Drive, Bedford, Massachusetts 01730-1402, Attention: Secretary
Other Matters
Our management knows of no other matters which may properly come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.
The cost of solicitation of proxies will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers or employees may solicit the return of proxies personally or by telephone or other means.
In some cases, only one copy of our proxy statement and our 2023 Annual Report on Form 10-K will be delivered to multiple stockholders who share the same address. If you received a household mailing this year and would like to receive additional copies of our proxy statement and/or 2023 Annual Report on Form 10-K, please submit your request in writing to: MultiPlan Corporation, 16 Crosby Drive, Bedford, Massachusetts 01730-1402, Attention: Secretary, or by calling (800) 253-4417, and we will deliver a separate copy to you promptly upon your request. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should notify the Company.

2024 Proxy Statement	73

Upon request, we will provide without charge a copy of our Annual Report on Form 10-K for fiscal year 2023 to each person from whom a proxy is solicited. To request an additional copy of the Annual Report on Form 10-K, please send a request to us at 16 Crosby Drive, Bedford, Massachusetts 01730-1402, Attention: Secretary.

74

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this proxy statement contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, and Free Cash Flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.
EBITDA, Adjusted EBITDA, and Free Cash Flow are supplemental measures of MultiPlan’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income (loss), cash flows or any other measures of performance prepared in accordance with GAAP.
EBITDA represents net income (loss) before interest expense, interest income, income tax provision (benefit), depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.
In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.
We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and
•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.
MultiPlan’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.
Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Free Cash Flow is a measure of our operational performance used by management to evaluate our business after purchases of property and equipment. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, MultiPlan’s definition of Free Cash Flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for contractual obligations or payments made for business acquisitions.

2024 Proxy Statement	75

Use of Non-GAAP Financial Measures
Calculation of EBITDA and Adjusted EBITDA
(in thousands)

	Year Ended December 31,
	2023	2022	2021
Net (loss) income	$(91,697)	$(572,912)	$102,080
Adjustments:
Interest expense	333,208	303,401	267,475
Interest income	(8,233)	(3,500)	(30)
Income tax provision (benefit)	(15,363)	12,169	33,373
Depreciation	77,323	68,756	64,885
Amortization of intangible assets	342,694	340,536	340,210
Non-income taxes	2,283	1,653	1,698
EBITDA	$640,215	$150,103	$809,691
Adjustments:
Other expenses, net (1)	4,323	4,477	8,295
Integration expenses	3,358	4,055	9,460
Change in fair value of Private Placement Warrants and Unvested Founder Shares	(1,965)	(67,050)	(32,596)
Transaction-related expenses	8,064	34,693	9,647
Gain on investments	—	(289)	(25)
(Gain) loss on extinguishment of debt	(53,968)	(34,551)	15,843
Loss on impairment of goodwill and intangible assets	—	662,221	—
Stock-based compensation	18,018	15,083	18,010
Adjusted EBITDA	$618,045	$768,742	$838,325
(1)“Other expenses, net” represents miscellaneous non-recurring income, miscellaneous non-recurring expenses, gain or loss on disposal of assets, impairment of other assets, gain or loss on disposal of leases, tax penalties, and non-integration related severance costs.
Calculation of Free Cash Flow
(in thousands)

	Year Ended December 31,
	2023	2022		2021

Net cash provided by operating activities	$171,720	$372,364	—	$404,687
Purchases of property and equipment	(108,852)	(89,735)		(84,590)
Free Cash Flow	$62,868	$282,629		$320,097

76

ANNEX A

AMENDMENT NO. 1 TO MULTIPLAN CORPORATION
2020 OMNIBUS INCENTIVE PLAN
This Amendment No. 1 to MultiPlan Corporation 2020 Omnibus Incentive Plan (this “Amendment”), is effective as of the date the stockholders of MultiPlan Corporation (the “Company”) approve the Amendment.

RECITALS

WHEREAS, the Company maintains the 2020 Omnibus Incentive Plan (the “Plan”);

WHEREAS, capitalized terms not herein defined shall have the applicable meanings set forth in the Plan;

WHEREAS, Section 12(a) of the Plan permits certain amendments to the Plan, subject to stockholder approval; and

NOW, THEREFORE, the Plan is amended as follows:

1. Section 6(a) of the Plan shall be amended and replaced in its entirety with the follows:

“Share Reserve. Subject to Section 11 of the Plan, 145,850,000 shares of Common Stock (the “Plan Share Reserve”) shall be available for Awards under the Plan. Each Award granted under the Plan will reduce the Plan Share Reserve by the number of shares of Common Stock underlying the Award.”

2.All provisions of the Plan that are not expressly modified hereby shall remain in full force and effect. All references in the Plan to “the Plan” shall mean the Plan as amended by this Amendment.

* * *

2023 Proxy Statement	A-1

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MultiPlan

MULTIPLAN CORPORATION
115 FIFTH AVENUE
NEW YORK, NY 10003

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 23, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MPLN2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 23, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31621-P06255 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MULTIPLAN CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the four Class I nominees named in the proxy statement to our Board of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael K. Attal
02) Travis S. Dalton
03) C. Martin Harris
04) John M. Prince

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V31622-P06255

MULTIPLAN CORPORATION
Annual Meeting of Stockholders
APRIL 24, 2024 9:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder of MultiPlan Corporation (the "Company") hereby appoints Travis S. Dalton and Jeffrey A. Doctoroff, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held virtually via a live webcast at www.virtualshareholdermeeting.com/MPLN2024 at 9:00 AM, Eastern Daylight Time, on Wednesday, April 24, 2024, and at any adjournment or adjournments thereof.

This card, when properly executed and delivered, will be voted as directed. IF NOT OTHERWISE SPECIFIED AND UNLESS OTHERWISE PROHIBITED, THE SHARES WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED HEREIN AND "FOR" PROPOSALS 2, 3 AND 4. The shares will be voted at the discretion of the proxies for any other matters that may properly come before the Annual Meeting or any adjournment thereof. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if one or more of the listed nominees should become unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining nominees and for any substitute nominees to be selected by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

Continued and to be signed on reverse side